EXHIBIT (17)(b)(iv)

Eaton Vance
Investment Managers

EDUCATION

Semiannual Report September 30, 2010

EATON VANCE LIMITED MATURITY MUNICIPAL INCOME FUNDS

AMT-Free

National

IMPORTANT NOTICES

Privacy. The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (Privacy Policy) with respect to nonpublic personal information about its customers:

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.
None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker/dealers.
Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.
We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage:
www. eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Boston Management and Research, and Eaton Vance Distributors, Inc. Our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial adviser/broker-dealer, it is likely that only such adviser’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures. For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents. The Securities and Exchange Commission (the “SEC”) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders.

Eaton Vance, or your financial adviser, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial adviser, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial adviser. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial adviser.

Portfolio Holdings. Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting. From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, without charge, upon request, by calling 1-800-262-1122. This description is also available on the SEC’s website at www.sec.gov.

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

TABLE OF CONTENTS

Investment Update	2
Performance Information and Portfolio Composition
AMT-Free	3
National	5
Fund Expenses	7
Financial Statements	9
Board of Trustees’ Contract Approval	40
Officers and Trustees	46

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

INVESTMENT UPDATE

Economic and Market Conditions

The U.S. economy remained generally stable, if still weak, during the six months ending September 30, 2010, even as concerns about high unemployment and budget deficits provoked ongoing skittishness in the capital markets. The U.S. economy grew at an annualized rate of 3.7% in the first quarter of 2010, but slowed to 1.7% in the second quarter, according to the U.S. Department of Commerce. Advance estimates for the third quarter indicated an annualized increase in GDP of 2.0%.

Municipal bond performance was positive for the period, in spite of ongoing negative media attention on the tax-exempt sector. Solid performance resulted in part from continued investor concern about the strength (or weakness) of the economic recovery, and investments such as higher-quality municipals and Treasuries benefited. In the second half of the period, the market was bolstered by very light issuance and sustained demand, as well as a flight to quality during July and August. September 2010 brought a change in sentiment, and investors took on more risk, helping higher-yielding, lower-rated sectors of the market.

Against this backdrop, the Funds’ primary benchmark, the Barclays Capital 7 Year Municipal Bond Index1 (the Index)—an unmanaged index of municipal bonds traded in the U.S. with maturities ranging from 6-8 years—gained 5.84% for the period. Munis with longer maturities and lower credit quality performed best during the period, with the Barclays Capital 20 Year Municipal Bond Index gaining 6.64%. Shorter-maturity bonds, represented by the Barclays Capital 5 Year Municipal Bond Index, returned 4.25%.

Management Discussion

For the six months ending September 30, 2010, the Funds underperformed the Index. During the period, bonds with longer maturities were hurt more than those on the shorter end of the yield curve. As the Funds tend to have more bonds in the 9-11 year part of the curve than the Index, the flight to quality that occurred in July and August 2010—with investors seeking shorter-maturity bonds—detracted from relative performance. In addition, the Funds were modestly hedged using Treasury futures, an ongoing strategy that management has employed for many years which is designed to help mitigate interest-rate risk, and these hedged positions were a minor detractor during the period. On the other hand, the Funds continued to be well diversified and avoided any significant issue-specific or state-specific problems, which bolstered their returns. Their longer maturities also helped relative performance in September 2010, when investors were willing to extend out on the yield curve.

As we move ahead, we continue to focus on state and local government budget deficits, which likely peaked in 2010 or are expected to peak in early 2011. The decline in tax revenues appears to be reaching a bottom, with some municipalities realizing growth in tax receipts due to a combination of slim economic growth and an increase in actual tax rates. However, spending continues to grow faster than tax receipts despite deep spending cuts enacted by some government officials. We will continue to analyze any new developments and solutions that government leaders formulate to address their fiscal problems.

1 It is not possible to invest directly in an Index. The Index’s total return does not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

The views expressed throughout this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. These views are subject to change at any time based upon market or other conditions, and the investment adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund are based on many factors, may not be relied on as an indication of trading intent on behalf of any Eaton Vance fund. Portfolio information provided in the report may not be representative of the Funds’ current or future investments and may change due to active management.

Eaton Vance AMT-Free Limited Maturity Municipal Income Fund as of September 30, 2010

PERFORMANCE INFORMATION

Portfolio Manager: Craig R. Brandon, CFA

Performance[1]	Class A	Class B	Class C	Class I
Share Class Symbol	EXFLX	ELFLX	EZFLX	EILMX
Average Annual Total Returns (at net asset value)
Six Months	5.56%	5.17%	5.18%	N.A.
One Year	4.49	3.83	3.79	N.A.
Five Years	3.86	3.10	3.08	N.A.
10 Years	4.49	3.73	3.71	N.A.
Life of Fund†	4.31	3.79	3.29	1.99%††
SEC Average Annual Total Returns (including sales charge or applicable CDSC)
Six Months	3.18%	2.17%	4.18%	N.A.
One Year	2.09	0.83	2.79	N.A.
Five Years	3.38	3.10	3.08	N.A.
10 Years	4.26	3.73	3.71	N.A.
Life of Fund†	4.15	3.79	3.29	1.99%††
† Inception dates: Class A: 6/27/96; Class B: 5/29/92; Class C: 12/8/93; Class I: 8/3/10
†† Performance is cumulative since share class inception.

Total Annual
Operating Expenses[2]	Class A	Class B	Class C	Class I

Expense Ratio	0.91%	1.66%	1.66%	0.76%

Distribution Rates/Yields	Class A	Class B	Class C	Class I

Distribution Rate[3]	3.29%	2.53%	2.53%	3.43%
Taxable-Equivalent Distribution Rate[3,4]	5.06	3.89	3.89	5.28
SEC 30-day Yield[5]	2.16	1.45	1.46	2.36
Taxable-Equivalent SEC 30-day Yield[4,5]	3.32	2.23	2.25	3.63

Index Performance[6] (Average Annual Total Returns)
Barclays Capital 7 Year Municipal Bond Index
Six Months		5.84%
One Year		6.48
Five Years		5.78
10 Years		5.74

Lipper Averages[7] (Average Annual Total Returns)
Lipper Intermediate Municipal Debt Funds Classification
Six Months		4.77%
One Year		4.98
Five Years		4.26
10 Years		4.64

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Six-month returns are cumulative. Other returns are presented on an average annual basis. These returns do not include the 2.25% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 2.25% sales charge. SEC returns for Class B reflect the applicable CDSC based on the following schedule: 3% - 1st year; 2.5% - 2nd year; 2% - 3rd year; 1% - 4th year. SEC returns for Class C reflect a 1% CDSC for the first year. Class I shares are offered at net asset value. 2 Source: Prospectus dated 8/1/10. 3 The Fund's distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last regular distribution per share in the period (annualized) by the net asset value at the end of the period. 4 Taxable-equivalent figures assume a maximum 35.00% federal income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Index’s total return does not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Intermediate Municipal Debt Funds Classification contained 160, 145, 118 and 72 funds for the 6-month, 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance AMT-Free Limited Maturity Municipal Income Fund as of September 30, 2010

PORTFOLIO COMPOSITION

Fund Statistics

Number of Issues:	92
Average Maturity:	13.1 years
Average Effective Maturity:	8.1 years
Average Call Protection:	7.9 years
Average Dollar Price:	$113.25

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Ratings are based on Moody’s, S&P or Fitch, as applicable. Credit ratings are based largely on the rating agency’s investment analysis at the time of rating and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied.

Eaton Vance National Limited Maturity Municipal Income Fund as of September 30, 2010

PERFORMANCE INFORMATION

Portfolio Manager: William H. Ahern, Jr., CFA

Performance[1]	Class A	Class B	Class C	Class I
Share Class Symbol	EXNAX	ELNAX	EZNAX	EINAX
Average Annual Total Returns (at net asset value)
Six Months	4.30%	3.90%	3.95%	4.38%
One Year	4.57	3.79	3.83	4.55
Five Years	3.98	3.20	3.22	N.A.
10 Years	4.74	3.95	3.95	N.A.
Life of Fund†	4.70	4.13	3.56	4.55%††
SEC Average Annual Total Returns (including sales charge or applicable CDSC)
Six Months	1.95%	0.90%	2.95%	4.38%
One Year	2.26	0.79	2.83	4.55
Five Years	3.50	3.20	3.22	N.A.
10 Years	4.49	3.95	3.95	N.A.
Life of Fund†	4.54	4.13	3.56	4.55%††
† Inception dates: Class A: 6/27/96; Class B: 5/22/92; Class C: 12/8/93; Class I: 10/1/09
†† Performance is cumulative since share class inception.

Total Annual
Operating Expenses[2]	Class A	Class B	Class C	Class I

Expense Ratio	0.72%	1.47%	1.47%	0.59%

Distribution Rates/Yields	Class A	Class B	Class C	Class I

Distribution Rate[3]	3.62%	2.87%	2.87%	3.77%
Taxable-Equivalent Distribution Rate[3,4]	5.57	4.42	4.42	5.80
SEC 30-day Yield[5]	2.50	1.81	1.81	2.71
Taxable-Equivalent SEC 30-day Yield[4,5]	3.85	2.78	2.78	4.17

Index Performance[6] (Average Annual Total Returns)
Barclays Capital 7 Year Municipal Bond Index
Six Months		5.84%
One Year		6.48
Five Years		5.78
10 Years		5.74

Lipper Averages[7] (Average Annual Total Returns)
Lipper Intermediate Municipal Debt Funds Classification
Six Months		4.77%
One Year		4.98
Five Years		4.26
10 Years		4.64

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Six-month returns are cumulative. Other returns are presented on an average annual basis. These returns do not include the 2.25% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 2.25% sales charge. SEC returns for Class B reflect the applicable CDSC based on the following schedule: 3% - 1st year; 2.5% - 2nd year; 2% - 3rd year; 1% - 4th year. SEC returns for Class C reflect a 1% CDSC for the first year. Class I shares are offered at net asset value. 2 Source: Prospectus dated 8/1/10. Includes interest expense of 0.01% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions, and as a result net asset value and performance have not been affected by this expense. 3 The Fund's distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last regular distribution per share in the period (annualized) by the net asset value at the end of the period. 4 Taxable-equivalent figures assume a maximum 35.00% federal income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Index’s total return does not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unlever-aged funds. The Lipper Intermediate Municipal Debt Funds Classification contained 160, 145, 118 and 72 funds for the 6-month, 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance National Limited Maturity Municipal Income Fund as of September 30, 2010

PORTFOLIO COMPOSITION

*The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution as of 9/30/10 is as follows:

AAA	22.9%	B	0.8%
AA	29.1%	CCC	0.2%
A	28.1%	Not Rated	5.0%
BBB	13.9%

Fund Statistics[2]

Number of Issues:	241
Average Maturity:	11.4 years
Average Effective Maturity:	8.0 years
Average Call Protection:	7.4 years
Average Dollar Price:	$108.42
RIB Leverage[3] :	0.7%

1Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Ratings are based on Moody’s, S&P or Fitch, as applicable. Credit ratings are based largely on the rating agency’s investment analysis at the time of rating and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3The Fund employs residual interest bond (RIB) financing. The leverage created by RIB investments provides an opportunity for increased income but, at the same time, creates special risks (including the likelihood of greater volatility of net asset value).  See Note 1I to the financial statements for more information on RIB investments. RIB leverage represents the amount of RIB Floating Rate Notes outstanding as of 9/30/10 as a percentage of the Fund’s net assets plus Floating Rate Notes.

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FUND EXPENSES

Example: As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (ifapplicable); and (2) ongoing costs, including management fees; distribution or service fees; and other Fund expenses. ThisExample is intended to help you understand your ongoing costs (indollars)of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Example isbased on an investment of $1,000 invested at the beginning of the period and held for the entire period (April 1, 2010 – September 30, 2010).

Actual Expenses: The first section of each table below provides information about actual account values and actual expenses. You may use the information inthis section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes: The second section of each table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual return of the Fund. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of each table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

Eaton Vance AMT-Free Limited Maturity Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period
	(4/1/10)	(9/30/10)	(4/1/10 – 9/30/10)

Actual*
Class A	$1,000.00	$1,055.60	$4.48
Class B	$1,000.00	$1,051.70	$8.33
Class C	$1,000.00	$1,051.80	$8.33
Class I	$1,000.00	$1,019.90	$1.18

Hypothetical**
(5% return per year before expenses)
Class A	$1,000.00	$1,020.70	$4.41
Class B	$1,000.00	$1,016.90	$8.19
Class C	$1,000.00	$1,016.90	$8.19
Class I	$1,000.00	$1,021.50	$3.65

*	Class I had not commenced operations on April 1, 2010. Actual expenses are equal to the Fund’s annualized expense ratio of 0.87% for Class A shares, 1.62% for Class B shares, 1.62% for Class C shares and 0.72% for Class I shares, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period); 59/365 for
Class I (to reflect the period from commencement of operations on August 3, 2010 to September 30, 2010). The Example
assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31,
2010	(August 2, 2010 for Class I).

**	Hypothetical expenses are equal to the Fund’s annualized expense ratio of0.87%for Class A shares, 1.62% for Class B shares, 1.62% for Class C shares and 0.72% for Class I shares, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2010 (August 2, 2010 for Class I).

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FUND EXPENSES CONT’D

Eaton Vance National Limited Maturity Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(4/1/10)	(9/30/10)	(4/1/10 – 9/30/10)

Actual
Class A	$1,000.00	$1,043.00	$3.64
Class B	$1,000.00	$1,039.00	$7.41
Class C	$1,000.00	$1,039.50	$7.41
Class I	$1,000.00	$1,043.80	$2.82

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.50	$3.60
Class B	$1,000.00	$1,017.80	$7.33
Class C	$1,000.00	$1,017.80	$7.33
Class I	$1,000.00	$1,022.30	$2.79

* Expenses are equal to the Fund’s annualized expense ratio of0.71%for Class A shares, 1.45% for Class B shares, 1.45%
for Class C shares and 0.55% for Class I shares, multiplied by the average account value over the period, multiplied by
183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2010.

Eaton Vance AMT-Free Limited Maturity Municipal Income Fund as of September 30, 2010

PORTFOLIO OF INVESTMENTS (Unaudited)

Tax-Exempt Investments — 98.0%

Principal Amount
(000’s omitted)	Security	Value

Bond Bank — 1.5%
$1,000	Idaho Board Bank Authority, 5.00%, 9/15/22	$ 1,159,050
		$ 1,159,050

Education — 14.4%
$1,000	Connecticut Health and Educational Facilities Authority,
	(Yale University), 5.00%, 7/1/42	$ 1,068,620
500	Delaware County, PA, (Villanova University),
	5.00%, 12/1/20	579,930
280	Indiana University, IN, 5.00%, 8/1/20	327,312
1,500	Massachusetts Health and Educational Facilities Authority,
	(Harvard University), 5.50%, 11/15/36	1,747,860
1,500	Massachusetts Health and Educational Facilities Authority,
	(Massachusetts Institute of Technology), 5.00%, 7/1/38	1,627,155
500	Massachusetts Health and Educational Facilities Authority,
	(Massachusetts Institute of Technology), 5.50%, 7/1/22	650,730
1,000	Missouri Health and Educational Facilities Authority,
	(Washington University), 5.25%, 3/15/18	1,223,900
1,000	New York Dormitory Authority, (State University
	Educational Facilities), 5.25% to 5/15/12 (Put Date),
	11/15/23	1,069,380
150	Purdue University, IN, 5.00%, 7/1/21	174,581
450	Purdue University, IN, 5.00%, 7/1/22	531,013
1,000	University of Houston, TX, 5.00%, 2/15/21	1,163,850
1,000	University of Pittsburgh, PA, 5.25%, 9/15/23	1,188,300
		$11,352,631

Electric Utilities — 9.4%
$ 670	California Department of Water Resource Power Supply,
	5.00%, 5/1/22	$ 764,785
1,000	Connecticut Development Authority, (United Illuminating
	Co.), 5.75% to 2/1/12 (Put Date), 6/1/26	1,042,450
1,000	Energy Northwest Electric Revenue, WA, (Columbia
	Station), 5.00%, 7/1/24(1)	1,106,580
500	Maricopa County, AZ, Pollution Control Corp., (Arizona
	Public Service Co.), 6.00% to 5/1/14 (Put Date),
	5/1/29	541,050
800	Massachusetts Development Finance Agency, (Dominion
	Energy Brayton), 5.75% to 5/1/19 (Put Date),
	12/1/42	889,496
1,000	Municipal Electric Authority of Georgia, 5.25%, 1/1/21	1,175,060
500	Puerto Rico Electric Power Authority, 5.00%, 7/1/23	532,040
1,000	Seattle, WA, Municipal Light and Power Revenue,
	5.25%, 4/1/20	1,209,640
135	Titus County, TX, Fresh Water Supply District,
	4.50%, 7/1/11	137,802
		$ 7,398,903

Principal Amount
(000’s omitted)	Security	Value

General Obligations — 9.2%
$ 150	Henrico County, VA, (Public Improvements),
	5.00%, 12/1/20	$ 185,592
500	Laguna Beach, CA, Unified School District, (Election
	2001), 5.00%, 8/1/22	594,745
1,500	Pasadena, TX, Independent School District,
	5.00%, 2/15/28	1,706,070
2,000	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/17	1,664,840
1,500	Virginia, 5.00%, 6/1/28	1,725,600
645	Will, Grundy, Etc. Counties, IL, Community College District
	No. 525, 5.50%, 6/1/18	782,772
500	Wilmington, DE, 5.00%, 12/1/25	583,490
		$ 7,243,109

Hospital — 8.4%
$1,000	California Health Facilities Financing Authority, (Catholic
	Healthcare), 5.125%, 7/1/22	$ 1,055,370
1,000	California Statewide Communities Development Authority,
	(Kaiser Permanente), 5.00%, 4/1/19	1,130,290
1,000	Fairfax County, VA, Industrial Development Authority,
	(Inova Health System Hospitals), 5.00%, 5/15/25	1,106,880
1,000	Highlands County, FL, Health Facilities Authority, (Adventist
	Health), 5.00%, 11/15/20	1,069,290
275	Kent, MI, Hospital Finance Authority, (Spectrum Health),
	5.50% to 1/15/15 (Put Date), 1/15/47	317,328
1,365	Massachusetts Health and Educational Facilities Authority,
	(Baystate Medical Center), 5.00% to 7/1/15 (Put
	Date), 7/1/39	1,510,850
200	Washington Township, CA, Health Care District Revenue,
	5.125%, 7/1/17	218,504
175	Washington Township, CA, Health Care District Revenue,
	5.25%, 7/1/18	192,385
		$ 6,600,897

Insured-Education — 3.0%
$1,000	New York Dormitory Authority, (New York University),
	(AMBAC), 5.50%, 7/1/22	$ 1,234,840
1,000	Texas University Systems Financing Revenue, (AGM),
	5.00%, 3/15/21	1,139,560
		$ 2,374,400

Insured-Electric Utilities — 2.6%
$1,000	Northern Municipal Power Agency, MN, (AGC),
	5.00%, 1/1/21	$ 1,119,070
850	South Carolina Public Service Authority, (AGM),
	5.00%, 1/1/20	972,000
		$ 2,091,070

S e e notes to financ ial statem ents
9

Eaton Vance AMT-Free Limited Maturity Municipal Income Fund as of September 30, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-General Obligations — 3.8%
$1,000	Massachusetts, (AMBAC), 5.50%, 12/1/23	$ 1,261,180
500	New York, NY, (AGM), 5.00%, 4/1/22	559,770
1,000	Philadelphia, PA, (AGC), 5.50%, 7/15/16	1,173,680
		$ 2,994,630

Insured-Other Revenue — 0.6%
$ 500	Saint Johns County, FL, Industrial Development Authority,
	(Professional Golf Hall of Fame), (NPFG),
	5.00%, 9/1/20	$ 509,810
		$ 509,810

Insured-Special Tax Revenue — 4.6%
$1,000	Jefferson, LA, Sales Tax, (AGC), 5.00%, 12/1/21	$ 1,157,510
700	Mesa, AZ, Street and Highway Revenue, (AGM),
	5.00%, 7/1/20	815,976
1,000	Puerto Rico Infrastructure Financing Authority, (AMBAC),
	5.50%, 7/1/23	1,123,070
500	Tamarac, FL, Sales Tax, (FGIC), (NPFG),
	5.00%, 4/1/18	524,290
		$ 3,620,846

Insured-Transportation — 2.1%
$1,000	Idaho Housing and Finance Association, (Grant and
	Revenue Anticipation Bonds Federal Highway Trust Fund),
	(AGC), 5.25%, 7/15/21	$ 1,157,730
420	New Orleans, LA, Aviation Board, (AGC), 6.00%, 1/1/23	490,900
		$ 1,648,630

Insured-Water and Sewer — 4.8%
$1,000	Bossier City, LA, Utilities Revenue, (BHAC),
	5.00%, 10/1/21	$ 1,151,340
1,000	Portland, OR, Sewer System Revenue, (AGM),
	5.00%, 6/15/23	1,144,600
1,000	Sunrise, FL, Utilities Systems, (AMBAC),
	5.50%, 10/1/18	1,177,940
250	Tallahassee, FL, Consolidated Utility System, (FGIC),
	(NPFG), 5.50%, 10/1/19	306,062
		$ 3,779,942

Nursing Home — 0.2%
$ 125	Orange County, FL, Health Facilities Authority,
	(Westminster Community Care Services), 6.50%, 4/1/12	$ 125,811
		$ 125,811

Principal Amount
(000’s omitted)	Security	Value

Other Revenue — 3.9%
$ 890	Buckeye, OH, Tobacco Settlement Financing Authority,
	5.125%, 6/1/24	$ 764,261
500	Florida Board of Education, 5.00%, 7/1/19	588,455
1,000	New York, NY, Transitional Finance Authority,
	5.25%, 1/15/27	1,126,100
530	Virginia Public BuildingAuthority, Public Facilities Revenue,
	5.25%, 8/1/20	636,583
		$ 3,115,399

Pooled Loans — 2.1%
$1,500	New Jersey Higher Education Assistance Authority,
	5.00%, 6/1/16	$ 1,663,365
		$ 1,663,365

Senior Living / Life Care — 0.8%
$ 275	Massachusetts Development Finance Agency, (Carleton-
	Willard Village), 5.25%, 12/1/25	$ 284,529
590	North Miami, FL, Health Care Facilities Authority, (Imperial
	Club), 6.125%, 1/1/42(2)	329,043
		$ 613,572

Special Tax Revenue — 6.9%
$1,000	Alabama Public School & College Authority,
	5.00%, 5/1/19	$ 1,194,560
385	Arbor Greene, FL, Community Development District,
	5.00%, 5/1/19	396,908
500	California Economic Recovery, 5.00%, 7/1/18	593,005
75	Covington Park, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/21	77,067
130	Dupree Lakes, FL, Community Development District,
	5.00%, 11/1/10	122,265
230	Dupree Lakes, FL, Community Development District,
	5.00%, 5/1/12	189,950
60	Fish Hawk, FL, Community Development District II,
	7.04%, 11/1/14	59,369
500	Mahoning County, OH, (Sales Tax), 5.60%, 12/1/11	517,565
185	New River, FL, Community Development District, (Capital
	Improvements), 5.00%, 5/1/13(3)	82,843
255	North Springs, FL, Improvement District, (Heron Bay),
	7.00%, 5/1/19	255,232
140	North Springs, FL, Improvement District, (Heron Bay North
	Assessment Area), 5.00%, 5/1/14	128,176
100	Poinciana West, FL, West Community Development
	District, 5.875%, 5/1/22	94,999
1,365	Scottsdale, AZ, Municipal Property Corp., Excise Tax
	Revenue, 5.00%, 7/1/26	1,677,585
20	Sterling Hill, FL, Community Development District, (Capital
	Improvements), 5.10%, 5/1/11(3)	5,794

S e e notes to financ ial statem ents
10

Eaton Vance AMT-Free Limited Maturity Municipal Income Fund as of September 30, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Special Tax Revenue (continued)
$ 105	Sterling Hill, FL, Community Development District, (Capital
	Improvements), 5.50%, 11/1/10(3)	$ 80,850
		$ 5,476,168

Student Loan — 1.4%
$1,000	Iowa Student Loan Liquidity Corp.,5.25%,12/1/22	$ 1,070,520
		$ 1,070,520

Transportation — 11.4%
$1,000	Charlotte, NC, Airport Revenue, 5.00%, 7/1/21	$ 1,139,830
1,000	Maryland Transportation Authority, 5.00%, 7/1/20	1,198,450
500	Massachusetts Department of Transportation, (Metropolitan
	Highway System Revenue), 5.00%, 1/1/20	582,010
1,250	North Texas Tollway Authority, (Dallas North Tollway
	System Revenue), 6.00%, 1/1/23	1,432,675
1,000	Ohio Major New Street Infrastructure Project Revenue,
	5.75%, 6/15/19	1,224,340
1,000	Phoenix, AZ, Civic Improvements Corp.,5.00%,7/1/21	1,114,680
1,000	Port Authority of New York and New Jersey,
	5.00%, 7/15/23	1,152,930
1,000	Texas Transportation Commission First Tier,
	5.00%, 4/1/21	1,161,900
		$ 9,006,815

Water and Sewer — 6.9%
$ 750	Austin, TX, Water and Wastewater System Revenue,
	5.00%, 11/15/21	$ 882,233
1,500	Charlotte, NC, Water and Sewer System Revenue,
	5.00%, 7/1/34	1,647,525
1,000	Fairfax County, VA, Water Revenue, 5.25%, 4/1/23	1,265,170
750	Massachusetts Water Pollution Abatement Trusts,
	5.00%, 8/1/21	892,567
670	New York, NY, Municipal Water Finance Authority,
	5.00%, 6/15/21	776,919
		$ 5,464,414

Total Tax-Exempt Investments — 98.0%
(identified cost $70,692,858)		$77,309,982

Other Assets, Less Liabilities — 2.0%		$ 1,600,209

Net Assets — 100.0%		$78,910,191

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.
AGM - Assured Guaranty Municipal Corp.
AMBAC - AMBAC Financial Group, Inc.
BHAC - Berkshire Hathaway Assurance Corp.
FGIC - Financial Guaranty Insurance Company
NPFG - National Public Finance Guaranty Corp.

At September 30, 2010, the concentration of the Fund’s
investments in the various states, determined as a percentage of net assets, is as follows:

Massachusetts	12.0%
Others, representing less than 10% individually	86.0%

The Fund invests primarily in debt securities issued by
municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic
developments in a specific industry or municipality. In order to reduce the risk associated with such economic
developments, at September 30, 2010, 22.0% of total
investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The
aggregate percentage insured by an individual financial
institution ranged from 1.1% to 6.6% of total investments.

(1)	Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.
(2)	Security is in default and making only partial interest payments.
(3)	Defaulted bond.

S e e notes to financ ial statem ents
11

Eaton Vance National Limited Maturity Municipal Income Fund as of September 30, 2010

PORTFOLIO OF INVESTMENTS (Unaudited)

Tax-Exempt Investments — 98.6%

Principal Amount
(000’s omitted)	Security	Value

Cogeneration — 0.2%
$ 575	Pennsylvania Economic Development Financing Authority,
	(Resource Recovery-Colver), (AMT), 5.125%, 12/1/15	$ 555,962
1,105	Western Generation Agency, OR, (Wauna Cogeneration),
	(AMT), 5.00%, 1/1/12	1,114,425
		$ 1,670,387

Education — 2.7%
$ 2,000	Illinois Educational Facility Authority, (Art Institute of
	Chicago), 4.45% to 3/1/15 (Put Date), 3/1/34	$ 2,145,280
250	Maryland Health and Higher Educational Facilities
	Authority, (Washington Christian Academy),
	5.25%, 7/1/18(1)	107,500
410	Maryland Industrial Development Financing Authority,
	(Our Lady of Good Counsel High School),
	5.50%, 5/1/20	413,612
2,555	Missouri State Health and Educational Facilities Authority,
	(St. Louis University),5.50%, 10/1/16	3,095,459
2,500	New Jersey Educational Facilities Authority, (University of
	Medicine and Dentistry of New Jersey),
	7.125%, 12/1/23	2,998,000
500	Ohio Higher Educational Facilities Commission, (John
	Carroll University), 5.00%, 11/15/13	549,360
250	Ohio State University General Receipts,
	5.00%, 12/1/23	286,915
500	Ohio State University General Receipts,
	5.25%, 12/1/17	551,615
1,700	University of Illinois, 0.00%, 4/1/15	1,539,537
1,000	University of Illinois, 0.00%, 4/1/16	863,730
5,245	University of Texas, 5.25%, 7/1/26	6,570,726
		$ 19,121,734

Electric Utilities — 8.4%
$ 6,705	California Department of Water Resource Power Supply,
	5.00%, 5/1/22	$ 7,653,556
2,000	Chesterfield County, VA, Economic Development Authority,
	(Virginia Electric and Power Co.), 5.00%, 5/1/23	2,217,640
3,200	Massachusetts Development Finance Agency, (Dominion
	Energy Brayton), 5.75% to 5/1/19 (Put Date),
	12/1/42	3,557,984
3,000	Michigan Strategic Fund Limited Obligation Revenue,
	(Detroit EdisonCo.), 5.625%, 7/1/20	3,414,990
2,000	Municipal Electric Authority of Georgia, 5.25%, 1/1/21	2,350,120
3,500	Navajo County, AZ, Pollution Control Corp.,5.50%to
	6/1/14 (Put Date), 6/1/34	3,800,475
3,500	Navajo County, AZ, Pollution Control Corp.,5.75%to
	6/1/16 (Put Date), 6/1/34	3,791,690

Principal Amount
(000’s omitted)	Security	Value

Electric Utilities (continued)
$ 2,500	New Hampshire Business Finance Authority Pollution
	Control, (Central Maine Power Co.), 5.375%, 5/1/14	$ 2,760,400
3,000	New Hampshire Business Finance Authority Pollution
	Control, (United Illuminating Co.), (AMT), 7.125% to
	2/1/12 (Put Date), 7/1/27	3,142,830
3,050	New York Energy Research and Development Authority
	Facility, (AMT), 4.70% to 10/1/12 (Put Date),
	6/1/36	3,054,758
400	Ohio Air Quality Development Authority, (First Energy),
	5.625%, 6/1/18	447,728
6,500	Rapides Finance Authority, LA, (Cleco Power LLC),
	(AMT), 5.25% to 3/1/13 (Put Date), 11/1/37	6,918,535
3,000	Rapides Finance Authority, LA, (Cleco Power LLC),
	(AMT), 6.00% to 10/1/11 (Put Date), 10/1/38	3,103,950
1,250	Sam Rayburn, TX, Municipal Power Agency, Power
	Supply System, 6.00%, 10/1/16	1,319,125
1,365	Titus County, TX, Fresh Water Supply District,
	4.50%, 7/1/11	1,393,338
8,000	Vernon, CA, Electric System Revenue, 5.125%, 8/1/21	8,536,880
2,500	Wake County, NC, Industrial Facilities and Pollution
	Control Financing Authority, (Carolina Power and Light
	Co.), 5.375%, 2/1/17	2,658,175
		$ 60,122,174

Escrowed / Prerefunded — 2.4%

$45	HighlandsCounty, FL, Health Facilities Authority,
	(Adventist Bolingbrook), Escrowed to Maturity,
	5.00%, 11/15/16	$ 53,930
65	Highlands County, FL, Health Facilities Authority,
	(Adventist Bolingbrook), Prerefunded to 11/15/16,
	5.125%, 11/15/20	78,371
85	Highlands County, FL, Health Facilities Authority,
	(Adventist Bolingbrook), Prerefunded to 11/15/16,
	5.125%, 11/15/22	102,485
3,000	Massachusetts Turnpike Authority, Escrowed to Maturity,
	5.00%, 1/1/20	3,661,740
2,000	Michigan Hospital Finance Authority, (Henry Ford Health
	System), Prerefunded to 3/1/13, 5.50%, 3/1/14	2,229,640
1,235	New Jersey Educational Facilities Authority, (Steven’s
	Institute of Technology), Escrowed to Maturity,
	5.00%, 7/1/12	1,332,651
1,195	North Carolina Eastern Municipal Power Agency, Escrowed
	to Maturity, 4.00%, 1/1/18	1,332,246
2,000	Orange County, FL, Health Facilities Authority, (Adventist
	Health System), Prerefunded to 11/15/12,
	5.25%, 11/15/18	2,205,000
165	Richland County, OH, Hospital Facilities, (Medcentral
	Health Systems), Prerefunded to 11/15/10,
	6.375%, 11/15/22	167,858

S e e notes to financ ial statem ents
12

Eaton Vance National Limited Maturity Municipal Income Fund as of September 30, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Escrowed / Prerefunded (continued)
$ 5,000	Triborough Bridge and Tunnel Authority, NY, Escrowed to
	Maturity, 5.50%, 1/1/17	$ 5,771,050
		$ 16,934,971

General Obligations — 10.4%
$ 5,335	Baltimore County, MD, 4.00%, 8/1/22	$ 5,962,716
1,000	Chemeketa, OR, Community College District,
	5.50%, 6/15/22	1,191,490
2,420	Chester County, PA, 4.00%, 7/15/21	2,736,609
395	Franklin County, OH, 5.00%, 12/1/12	433,682
2,220	Gwinnett County, GA, School District, 5.00%, 2/1/26	2,703,694
5,000	Gwinnett County, GA, School District, 5.00%, 2/1/29	5,936,050
500	Hamilton, OH, School District, 6.15%, 12/1/15	612,540
10,000	Maryland State and Local Facilities, 5.00%, 8/1/18	11,938,000
2,985	Michigan, 6.00%, 11/1/22	3,575,821
10,175	Minnesota, 5.00%, 8/1/22	12,278,172
685	New York, NY, 5.625%, 12/1/13	727,395
1,975	Norfolk, VA, 4.00%, 10/1/21(2)	2,202,421
1,885	Norfolk, VA, 4.00%, 10/1/22(2)	2,073,896
2,615	Norfolk, VA, 4.00%, 10/1/23(2)	2,857,254
8,350	Pennsylvania, 5.00%, 5/1/21	10,028,767
15,320	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/23	9,585,571
		$ 74,844,078

Health Care-Miscellaneous — 0.0%(3)
$ 192	Tax Revenue Exempt Securities Trust, Community Health
	Provider, (Pooled Loan Program Various States Trust
	Certificates), 6.00%, 12/1/36(4)	$ 197,234
		$ 197,234

Hospital — 7.5%
$ 6,500	California Health Facilities Financing Authority, (Catholic
	Healthcare), 5.125%, 7/1/22	$ 6,859,905
3,000	Cuyahoga County, OH, (Cleveland Clinic Health System),
	6.00%, 1/1/17	3,323,580
6,000	Dauphin County, PA, General Authority Health System,
	(Pinnacle Health System), 5.75%, 6/1/20	6,771,840
2,500	Henderson, NV, Health Care Facilities, (Catholic
	Healthcare West), 5.00%, 7/1/13	2,692,850
1,205	Highlands County, FL, Health Facilities Authority,
	(Adventist Bolingbrook), 5.00%, 11/15/16	1,367,735
1,860	Highlands County, FL, Health Facilities Authority,
	(Adventist Bolingbrook), 5.125%, 11/15/20	2,024,182
2,835	Highlands County, FL, Health Facilities Authority,
	(Adventist Bolingbrook), 5.125%, 11/15/22	3,028,829

Principal Amount
(000’s omitted)	Security	Value

Hospital (continued)
$ 2,760	Kent, MI, Hospital Finance Authority, (Spectrum Health),
	5.50% to 1/15/15 (Put Date), 1/15/47	$ 3,184,819
1,000	Lexington County, SC, (Health Services, Inc.),
	5.00%, 11/1/15	1,118,840
1,250	Massachusetts Health and Educational Facilities Authority,
	(Partners Healthcare System), 5.00%, 7/1/22	1,389,250
7,470	Michigan Hospital Finance Authority, (Ascension Health
	Care), 5.00% to 11/1/12 (Put Date), 11/1/27(5)	8,091,429
1,000	Michigan Hospital Finance Authority, (Memorial
	Healthcare Center), 5.875%, 11/15/21	1,008,840
2,000	Michigan Hospital Finance Authority, (Oakwood
	Obligations Group), 5.00%, 7/15/12	2,089,120
1,750	Michigan Hospital Finance Authority, (Oakwood
	Obligations Group), 5.00%, 7/15/13	1,863,400
1,905	New York Dormitory Authority, (NYU Hospital Center),
	5.25%, 7/1/24	2,013,395
955	Orange County, FL, Health Facilities Authority, (Orlando
	Health, Inc.), 5.125%, 10/1/26	984,729
970	Orange County, FL, Health Facilities Authority, (Orlando
	Health, Inc.), 5.375%, 10/1/23	1,040,199
85	Richland County, OH, Hospital Facilities, (Medcentral
	Health Systems), 6.375%, 11/15/22	86,051
2,000	South Carolina Jobs Economic Development Authority,
	(Palmetto Health Alliance), 6.00%, 8/1/12	2,129,420
1,000	University of Kansas Hospital Authority, 5.00%, 9/1/16	1,132,630
1,750	Washington Township, CA, Health Care District Revenue,
	5.75%, 7/1/24	1,896,143
		$ 54,097,186

Housing — 0.5%
$ 2,400	California Housing Finance Agency, (AMT),
	4.75%, 8/1/21	$ 2,281,440
600	Georgia PrivateColleges and Universities Authority,
	Student Housing Revenue, (Mercer Housing Corp.),
	6.00%, 6/1/31	602,958
625	Sandoval County, NM, MFMR, 6.00%, 5/1/32(4)	552,731
95	Texas Student Housing Corp., (University of North
	Texas), 9.375%, 7/1/49(1)	57,001
		$ 3,494,130

Industrial Development Revenue — 8.1%
$ 1,500	Dallas-Fort Worth, TX, International Airport Facilities
	Improvements Corp., (AMT), 9.00% to 5/1/15 (Put
	Date), 5/1/29	$ 1,572,210
2,000	Gulf Coast, TX, Waste Disposal Authority, (Waste
	Management), (AMT), 4.55%, 4/1/12	2,055,560
9,990	Liberty Development Corp., NY, (Goldman Sachs Group,
	Inc.), 5.50%, 10/1/37	10,996,992
1,000	Michigan Strategic Fund, (Waste Management, Inc.),
	(AMT), 4.50%, 12/1/13	1,039,920

S e e notes to financ ial statem ents
13

Eaton Vance National Limited Maturity Municipal Income Fund as of September 30, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Industrial Development Revenue (continued)
$ 5,650	Mission, TX, Economic Development Corp., (Allied Waste
	Industries), (AMT), 5.20%, 4/1/18	$ 5,703,957
1,420	Mississippi Business Finance Corp.,(Air Cargo), (AMT),
	7.25%, 7/1/34	1,216,869
1,440	New Jersey Economic Development Authority,
	(Continental Airlines), (AMT), 6.25%, 9/15/19	1,419,048
1,000	New Jersey Economic Development Authority,
	(Continental Airlines), (AMT), 6.25%, 9/15/29	964,510
1,560	New Jersey Economic Development Water Facilities
	Authority, (New Jersey American Water Co., Inc.),
	(AMT), 5.10%, 6/1/23	1,702,943
3,000	New York, NY, Industrial Development Agency, (American
	Airlines, Inc. - JFK International Airport), (AMT),
	7.50%, 8/1/16	3,153,780
2,750	New York, NY, Industrial Development Agency, (Terminal
	One Group), (AMT), 5.50%, 1/1/14	2,990,818
5,000	New York, NY, Industrial Development Agency, (Terminal
	One Group), (AMT), 5.50%, 1/1/15	5,489,050
1,950	Ohio Water Development Authority, Solid Waste Disposal,
	(Allied Waste North America, Inc.), (AMT),
	5.15%, 7/15/15	1,990,814
7,000	St. John Baptist Parish, LA, (Marathon Oil Corp.),
	5.125%, 6/1/37	7,041,090
3,325	Toledo-Lucas County, OH, Port Authority, (Cargill, Inc.),
	4.50%, 12/1/15	3,605,164
7,915	Virgin Islands Public FinanceAuthority, (HOVENSA LLC),
	(AMT), 4.70%, 7/1/22	7,385,882
		$ 58,328,607

Insured-Education — 1.2%

$ 2,025	New York Dormitory Authority, (Educational Housing
	Services), (AMBAC), 5.25%, 7/1/21	$ 2,228,513
5,150	New York Dormitory Authority, (Rochester Institute of
	Technology), (AMBAC), 5.25%, 7/1/22	5,985,021
500	Southern Illinois University,Housing and Auxiliary
	Facilities, (NPFG), 0.00%, 4/1/17	393,890
		$ 8,607,424

Insured-Electric Utilities — 3.3%

$ 5,335	California Pollution Control Financing Authority, (Pacific
	Gas and Electric Co.), Series B, (FGIC), (AMT),
	4.75%, 12/1/23	$ 5,352,232
750	California Pollution Control Financing Authority, (Pacific
	Gas and Electric), (NPFG), (AMT), 5.35%, 12/1/16	775,110
8,000	Hillsborough County, FL, Industrial Development Authority,
	Pollution Control Revenue, (Tampa Electric Co.),
	(AMBAC), 5.00% to 3/15/12 (Put Date), 12/1/34	8,364,640
3,000	Illinois Municipal Electric Agency Power Supply, (FGIC),
	(NPFG), 5.25%, 2/1/16	3,434,790

Principal Amount
(000’s omitted)	Security	Value

Insured-Electric Utilities (continued)
$ 4,225	Long Island Power Authority, NY, (FGIC), (NPFG),
	5.00%, 12/1/19	$ 4,728,747
1,000	Puerto Rico Electric Power Authority, (XLCA),
	5.375%, 7/1/18	1,151,940
		$ 23,807,459

Insured-Escrowed / Prerefunded — 2.1%

$ 425	Metropolitan Transportation Authority, NY, Commuter
	Facilities, (AMBAC), Escrowed to Maturity,
	5.00%, 7/1/20	$ 426,364
1,000	Metropolitan Transportation Authority, NY, Transit
	Facilities, (FGIC), Prerefunded to 10/1/15,
	4.50%, 4/1/18	1,167,450
3,000	Montgomery, AL, BMC Special Care Facilities Financing
	Authority, (Baptist Health Montgomery), (NPFG),
	Prerefunded to 11/15/14, 5.00%, 11/15/17	3,489,000
2,000	Montgomery, AL, BMC Special Care Facilities Financing
	Authority, (Baptist Health Montgomery), (NPFG),
	Prerefunded to 11/15/14, 5.00%, 11/15/18	2,326,000
1,000	Montgomery, AL, BMC Special Care Facilities Financing
	Authority, (Baptist Health Montgomery), (NPFG),
	Prerefunded to 11/15/14, 5.00%, 11/15/22	1,163,000
5,000	Montgomery, AL, BMC Special Care Facilities Financing
	Authority, (Baptist Health Montgomery), (NPFG),
	Prerefunded to 11/15/14, 5.00%, 11/15/24	5,815,000
350	Ohio Higher Educational Facilities Authority, (Xavier
	University), (CIFG), Prerefunded to 5/1/16,
	5.00%, 5/1/22	416,189
		$ 14,803,003

Insured-General Obligations — 7.8%

$ 8,000	Boston, MA, (NPFG), 0.125%, 3/1/22	$ 5,579,040
3,000	Cincinnati, OH, School District, (FGIC), (NPFG),
	5.25%, 12/1/30	3,639,810
265	Clinton Massie, OH, Local School District, (AMBAC),
	0.00%, 12/1/11	261,902
1,000	Hilliard, OH, School District, (FGIC), (NPFG),
	0.00%, 12/1/14	937,690
500	Hillsborough Township, NJ, School District, (AGM),
	5.375%, 10/1/18	622,550
5,000	Jackson Township, NJ, School District, (Baptist
	Healthcare Systems), (NPFG), 5.25%, 6/15/23	6,376,650
1,055	Linn County, OR, Community School District No. 9,
	(Lebanon), (FGIC), (NPFG), 5.25%, 6/15/21	1,302,914
625	Linn County, OR, Community School District No. 9,
	(Lebanon), (FGIC), (NPFG), 5.25%, 6/15/22	770,744
10,000	Miami, FL, (Homeland Defense), (NPFG),
	5.00%, 1/1/19	10,751,000
5,105	New Orleans, LA, (NPFG), 5.25%, 12/1/15	5,765,791
3,440	Philadelphia, PA, (AGC), 5.25%, 7/15/15	3,952,044

S e e notes to financ ial statem ents
14

Eaton Vance National Limited Maturity Municipal Income Fund as of September 30, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-General Obligations (continued)
$ 2,000	San Mateo County, CA, Community College District,
	(Election of 2005), (NPFG), 0.00%, 9/1/22	$ 1,187,320
175	Scioto Valley and Ross County, OH, School District,
	(FGIC), (NPFG), 0.00%, 12/1/11	172,064
2,300	Springfield, OH, City School District, (AMBAC),
	4.30%, 12/1/14	2,410,952
1,000	St. Louis, MO, Board of Education, (AGM),
	0.00%, 4/1/16	897,500
500	Strongsville, OH, City School District, (NPFG),
	5.375%, 12/1/12	552,250
670	Upper Arlington, OH, City School District, (AGM),
	5.00%, 12/1/21	759,485
10,000	Washington, (AMBAC), 0.00%, 12/1/22	6,590,300
4,275	West Virginia, (FGIC), (NPFG), 0.00%, 11/1/21	2,974,716
460	Wyoming School District, (FGIC), (NPFG),
	5.75%, 12/1/17	558,629
		$ 56,063,351

Insured-Hospital — 1.6%
$ 500	Cuyahoga County, OH, (MetroHealth System), (NPFG),
	5.50%, 2/15/12	$ 527,205
1,000	Harris County, TX, Hospital District, (NPFG),
	5.00%, 2/15/11	1,014,270
1,000	Harris County, TX, Hospital District, (NPFG),
	5.00%, 2/15/12	1,049,670
1,000	Harris County, TX, Hospital District, (NPFG),
	5.00%, 2/15/13	1,076,090
500	Harris County, TX, Hospital District, (NPFG),
	5.00%, 2/15/14	549,755
3,405	Waco, TX, Health Facilities Development Corp.,(Hillcrest
	Health System), (NPFG), 5.00%, 8/1/19	3,643,214
3,745	Waco, TX, Health Facilities Development Corp.,(Hillcrest
	Health System), (NPFG), 5.00%, 8/1/20	3,976,029
		$ 11,836,233

Insured-Industrial Development Revenue — 0.1%
$ 500	Akron, OH, Economic Development, (NPFG),
	6.00%, 12/1/12	$ 526,240
		$ 526,240

Insured-Lease Revenue / Certificates of
Participation — 0.7%
$ 2,000	New York Dormitory Authority, (SUNY), (XLCA), 5.25%
	to 7/1/13 (Put Date), 7/1/32	$ 2,216,640
500	Ohio Building Authority, (AGM), 5.50%, 10/1/11	525,570
2,100	Texas Public FinanceAuthority, (NPFG), 0.00%, 2/1/12	2,066,778
		$ 4,808,988

Principal Amount
(000’s omitted)	Security	Value

Insured-Other Revenue — 1.9%
$10,285	Citizens Property Insurance Corp., FL, (Senior Secured
	High Risk Account), (NPFG), 5.00%, 3/1/13	$ 10,847,384
500	Cleveland, OH, Parking Facilities, (AGM),
	5.25%, 9/15/20	558,885
1,000	Louisiana Public Facility Authority, (Roman Catholic
	Church of New Orleans), (CIFG), 5.00%, 7/1/19	1,068,370
1,000	Missouri Development Finance Board Cultural Facility,
	(Nelson Gallery Foundation), (NPFG), 5.25%, 12/1/14	1,057,070
		$ 13,531,709

Insured-Pooled Loans — 2.6%
$ 5,000	Louisiana Public Facility Authority, (Hurricane Recovery),
	(AMBAC), 5.00%, 6/1/19	$ 5,532,050
13,440	Massachusetts Educational Financing Authority, (AMBAC),
	(AMT), 4.60%, 1/1/22	13,178,861
		$ 18,710,911

Insured-Special Tax Revenue — 5.6%
$ 3,000	Arlington, TX, (Dallas Cowboys), (NPFG),
	5.00%, 8/15/34	$ 3,004,710
5,000	Denver, CO, City and County, Excise Tax Revenue,
	(AGC), 6.00%, 9/1/23	5,994,100
6,040	Denver, CO, Convention Center, (XLCA),
	5.25%, 12/1/22	6,114,956
10,000	Garden State Preservation Trust, NJ, Open Space and
	Farmland, (AGM), 5.25%, 11/1/20(6)	12,395,700
5,000	Massachusetts, Special Obligation, (AGM),
	5.50%, 6/1/21	6,364,700
4,920	Massachusetts, Special Obligation, Dedicated Tax
	Revenue, (FGIC), (NPFG), 5.50%, 1/1/29	5,851,504
250	Puerto Rico Infrastructure Financing Authority, (FGIC),
	5.50%, 7/1/19	278,717
		$ 40,004,387

Insured-Student Loan — 0.9%
$ 5,825	Maine Educational Loan Authority, (AGC),
	5.625%, 12/1/27	$ 6,314,650
		$ 6,314,650

Insured-Transportation — 5.1%
$ 2,295	Chicago, IL, O’Hare International Airport, (NPFG), (AMT),
	5.75%, 1/1/17	$ 2,382,715
1,000	Denver, CO, City and County Airport, (AGM), (AMT),
	5.00%, 11/15/11	1,046,590
1,000	Houston, TX, Airport System, (FGIC), (NPFG), (AMT),
	5.50%, 7/1/12	1,053,160

S e e notes to financ ial statem ents
15

Eaton Vance National Limited Maturity Municipal Income Fund as of September 30, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Transportation (continued)
$ 1,045	Idaho Housing and Finance Association, (Grant and
	Revenue Anticipation Bonds Federal Highway Trust
	Fund), (AGC), 5.25%, 7/15/21	$ 1,209,828
1,000	Idaho Housing and Finance Association, (Grant and
	Revenue Anticipation Bonds Federal Highway Trust
	Fund), (AGC), 5.25%, 7/15/25	1,127,470
2,000	Kenton County, KY, (Cincinnati/Northern Kentucky
	Airport), (NPFG), (AMT), 5.625%, 3/1/13	2,103,960
8,125	Miami-Dade County, FL, Aviation, (NPFG), (AMT),
	5.25%, 10/1/15	9,106,663
1,000	Miami-Dade County, FL, Aviation, (Miami International
	Airport), (FGIC), (NPFG), (AMT), 5.50%, 10/1/13	1,079,080
2,000	Minneapolis and St. Paul, MN, Metropolitan Airport
	Commission, (FGIC), (NPFG), (AMT), 5.25%, 1/1/11	2,020,880
10,000	New Jersey Transportation Trust Fund Authority, (AGC),
	0.00%, 12/15/24	5,262,300
5,000	New Jersey Transportation Trust Fund Authority, (FGIC),
	(NPFG), 5.50%, 12/15/20	5,915,100
1,040	New Orleans, LA, Aviation Board, (AGC),
	6.00%, 1/1/23	1,215,562
1,750	Ohio Turnpike Commission, (FGIC), (NPFG),
	5.50%, 2/15/18	2,124,920
1,000	Port of Seattle, WA, (NPFG), (AMT), 6.00%, 2/1/11	1,016,950
		$ 36,665,178

Insured-Water and Sewer — 1.4%
$ 3,125	Kansas City, MO, Water Revenue, (BHAC),
	5.00%, 12/1/23	$ 3,576,687
3,250	Massachusetts Water Resources Authority, (AGM),
	5.25%, 8/1/29	3,926,325
2,425	Sunrise, FL, Utilities Systems, (AMBAC),
	5.50%, 10/1/18	2,856,505
		$ 10,359,517

Lease Revenue / Certificates of Participation — 2.3%
$ 5,265	Charleston, SC, Educational Excellence Finance Corp.,
	(Charleston County School District Project),
	5.00%, 12/1/20	$ 5,955,768
2,240	Lexington County, SC, One School Facilities Corp.,
	5.00%, 12/1/20	2,459,677
1,945	Lexington County, SC, One School Facilities Corp.,
	5.00%, 12/1/22	2,100,503
3,385	New Jersey Economic Development Authority, (School
	Facilities Construction), 5.50%, 9/1/19	3,998,429
1,755	Newberry, SC, (Newberry County School District Project),
	5.25%, 12/1/24	1,841,381
		$ 16,355,758

Principal Amount
(000’s omitted)	Security	Value

Nursing Home — 0.3%
$ 2,155	Connecticut State Development Authority, (Alzheimer’s
	Resource Center), 5.20%, 8/15/17	$ 2,106,944
		$ 2,106,944

Other Revenue — 3.0%
$ 1,000	Arizona Health Facilities Authority, (Blood Systems, Inc.),
	5.00%, 4/1/21	$ 1,031,720
4,435	Buckeye, OH, Tobacco Settlement Financing Authority,
	5.125%, 6/1/24	3,808,423
1,220	Central Falls, RI, Detention Facility Revenue,
	7.25%, 7/15/35	1,074,478
200	Mohegan Tribe, CT, Gaming Authority,
	5.375%, 1/1/11(4)	199,130
4,500	Non-Profit Preferred Funding Trust, Various States,
	4.47%, 9/15/37(4)	3,616,110
4,225	Northern Tobacco Securitization Corp., AK,
	4.625%, 6/1/23	4,127,740
150	Otero County, NM, Jail Project Revenue,
	5.50%, 4/1/13	148,445
700	Otero County, NM, Jail Project Revenue,
	5.75%, 4/1/18	653,653
300	Riversouth Authority, OH, (Lazarus Building
	Redevelopment), 5.75%, 12/1/27	289,047
5,250	Seminole Tribe, FL, 5.75%, 10/1/22(4)	5,289,375
1,700	Silicon Valley Tobacco Securitization Authority, CA,
	0.00%, 6/1/36	152,779
970	White Earth Band of Chippewa Indians, MN,
	6.375%, 12/1/11(4)	943,752
		$ 21,334,652

Pooled Loans — 0.6%
$ 220	Cuyahoga County, OH, Port Authority, (Garfield Heights),
	5.25%, 5/15/23	$ 180,581
1,120	Idaho Board Bank Authority, 5.00%, 9/15/21	1,307,107
1,595	Ohio Economic Development, (Ohio Enterprise Bond
	Fund), (AMT), 4.60%, 6/1/20	1,683,427
1,040	Ohio Economic Development, (Ohio Enterprise Bond
	Fund), (AMT), 5.25%, 12/1/15	1,107,995
315	Summit County, OH, Port Authority, (Twinsburg
	Township), 5.125%, 5/15/25	284,829
		$ 4,563,939

Senior Living / Life Care — 0.9%
$ 1,105	Arizona Health Facilities Authority, (Care Institute, Inc. -
	Mesa), 7.625%, 1/1/49	$ 741,367
1,000	California Statewide Communities Development Authority,
	(Senior Living-Presbyterian Homes), 4.50%, 11/15/16	1,033,090

S e e notes to financ ial statem ents
16

Eaton Vance National Limited Maturity Municipal Income Fund as of September 30, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Senior Living / Life Care (continued)
$ 200	Maryland Health and Higher Educational Facilities
	Authority, (Edenwald), 4.85%, 1/1/13	$ 202,326
2,240	Maryland Health and Higher Educational Facilities
	Authority, (King Farm Presbyterian Community),
	5.00%, 1/1/17	2,175,465
625	Massachusetts Development Finance Agency, (Volunteers
	of America), 5.00%, 11/1/17	602,219
750	New Jersey Economic Development Authority, (Seabrook
	Village, Inc.), 5.00%, 11/15/12	763,110
495	North Miami, FL, Health Care Facilities Authority,
	(Imperial Club), 6.125%, 1/1/42(7)	276,061
460	St. Joseph County, IN, Holy Cross Village,
	5.55%, 5/15/19	458,257
		$ 6,251,895

Solid Waste — 1.0%
$ 4,000	Massachusetts Industrial Finance Agency, (Ogden
	Haverhill), (AMT), 5.50%, 12/1/13	$ 4,019,680
3,000	Niagara County, NY, Industrial Development Agency,
	(American Ref-Fuel Co., LLC), (AMT), 5.55% to
	11/15/13 (Put Date), 11/15/24	3,078,600
		$ 7,098,280

Special Tax Revenue — 2.2%
$ 815	Arbor Greene, FL, Community Development District,
	5.00%, 5/1/19	$ 840,208
1,011	Bridgeville, DE, (Heritage Shores Special Development
	District), 5.125%, 7/1/35	730,528
230	Covington Park, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/21	236,339
2,000	Detroit, MI, Downtown Development Authority Tax
	Increment, 0.00%, 7/1/21	1,153,400
465	Dupree Lakes, FL, Community Development District,
	5.00%, 11/1/10	437,332
1,955	Dupree Lakes, FL, Community Development District,
	5.00%, 5/1/12	1,614,576
305	Fish Hawk, FL, Community Development District II,
	7.04%, 11/1/14	301,791
250	Frederick County, MD, (Urbana Community Development
	Authority), 6.625%, 7/1/25	250,733
4,000	Mahoning County, OH, (Sales Tax), 5.00%, 12/1/10	4,021,760
2,000	Mahoning County, OH, (Sales Tax), 5.60%, 12/1/11	2,070,260
1,000	Massachusetts Bay Transportation Authority,
	5.25%, 7/1/26	1,247,110
1,225	New River, FL, Community Development District, (Capital
	Improvements), 5.00%, 5/1/13(1)	548,555
830	North Springs, FL, Improvement District, (Heron Bay
	North Assessment Area), 5.00%, 5/1/14	759,898
1,265	Poinciana West, FL, West Community Development
	District, 5.875%, 5/1/22	1,201,737

Principal Amount
(000’s omitted)	Security	Value

Special Tax Revenue (continued)
$ 275	Sterling Hill, FL, Community Development District,
	(Capital Improvements), 5.10%, 5/1/11(1)	$ 79,668
315	Sterling Hill, FL, Community Development District,
	(Capital Improvements), 5.50%, 11/1/10(1)	242,550
		$ 15,736,445

Transportation — 8.2%
$ 1,140	Branson, MO, Regional Airport Transportation
	Development District, (Branson Airport, LLC), (AMT),
	6.00%, 7/1/25	$ 681,572
2,370	Branson, MO, Regional Airport Transportation
	Development District, (Branson Airport, LLC), (AMT),
	6.00%, 7/1/37	1,418,326
3,000	Georgia State Road and Tollway Authority, (Federal
	Highway Grant Anticipation Revenue Bonds),
	5.00%, 6/1/21	3,530,070
2,500	Louisiana Offshore Terminal Authority, Deepwater Port
	Revenue, (Loop, LLC), 5.25%, 9/1/15	2,678,775
10,000	Maryland Transportation Authority, 5.00%, 3/1/18	11,806,700
5,000	Metropolitan Washington, DC Airport Authority System,
	(AMT), 5.50%, 10/1/19	5,771,950
7,500	Metropolitan Washington, DC Area Transit Authority,
	(Gross Revenue), 5.25%, 7/1/21	8,828,100
5,000	New Jersey Transportation Trust Fund Authority,
	5.25%, 12/15/21	5,852,300
5,000	North Texas Tollway Authority, (Dallas North Tollway
	System Revenue), 6.00%, 1/1/23	5,730,700
1,000	Port Authority of New York and New Jersey,
	5.375%, 3/1/28	1,191,230
10,000	Port Authority of New York and New Jersey, (AMT),
	5.25%, 9/15/23	10,946,100
		$ 58,435,823

Water and Sewer — 5.6%
$ 7,500	DeKalb County, GA, Water and Sewer,
	5.25%, 10/1/26	$ 9,419,175
5,000	Fairfax County, VA, Water Authority, 5.00%, 4/1/18(8)	5,900,350
3,000	Massachusetts Water Pollution Abatement Trust,
	5.00%, 8/1/25	3,683,700
500	Ohio Water Development Authority, (Drinking Water),
	5.50%, 12/1/14	550,400
280	Ohio Water Development Authority, Water Pollution
	Control, (Fresh Water Quality), 5.25%, 6/1/20	347,043
1,850	Rhode Island Clean Water Finance Agency, Water
	Pollution Control, 4.00%, 10/1/20	2,092,498
10,000	Virginia State Resources Authority, Clean Water Revenue,
	(Revolving Fund), 5.00%, 10/1/19	11,786,700

S e e notes to financ ial statem ents
17

Eaton Vance National Limited Maturity Municipal Income Fund as of September 30, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value
Water and Sewer (continued)
$ 5,000	Virginia State Resources Authority, Clean Water Revenue,
	(Revolving Fund), 5.50%, 10/1/19	$ 6,326,950
		$ 40,106,816

Total Tax-Exempt Investments — 98.6%
(identified cost $665,947,836)		$706,840,103

Other Assets, Less Liabilities — 1.4%		$ 9,892,468

Net Assets — 100.0%		$716,732,571

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.
AGM - Assured Guaranty Municipal Corp.
AMBAC - AMBAC Financial Group, Inc.
AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum
Tax.
BHAC - Berkshire Hathaway Assurance Corp.
CIFG - CIFG Assurance North America, Inc.
FGIC - Financial Guaranty Insurance Company
MFMR - Multi-Family Mortgage Revenue
NPFG - National Public Finance Guaranty Corp.
SUNY - State University of New York
XLCA - XL Capital Assurance, Inc.

At September 30, 2010, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is less than 10% individually.

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2010, 34.8% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 0.3% to 17.6% of total investments.

(1) Defaulted bond.

(2) When-issued security.

(3) Amount is less than 0.05%.

(4) Security exempt from registration pursuant to Rule 144A under the Securities Act of 1933. These securities may be sold in certain transactions (normally to qualified institutional buyers) and remain exempt from registration. At September 30, 2010, the aggregate value of the securities is $10,798,332 or 1.5% of the Fund’s net assets.

(5) Security represents the underlying municipal bond of an inverse floater (see Note 1I).

(6) Security (or a portion thereof) has been segregated to cover payable for when-issued securities.

(7) Security is in default and making only partial interest payments.

(8) Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.

S e e notes to financ ial statem ents
18

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FINANCIAL STATEMENTS (Unaudited)

Statements of Assets and Liabilities

As of September 30, 2010

	AMT-Free	National
	Limited Fund	Limited Fund

Assets

Investments —
Identified cost	$70,692,858	$665,947,836
Unrealized appreciation	6,617,124	40,892,267
Investments, at value	$77,309,982	$ 706,840,103
Cash	$ 735,435	$ 10,518,188
Interest receivable	985,231	9,100,030
Receivable for investments sold	5,000	5,138,581
Receivable for Fund shares sold	80,549	1,437,597
Receivable for variation margin on open financial futures contracts	7,656	20,656
Total assets	$79,123,853	$ 733,055,155

Liabilities

Payable for floating rate notes issued	$ —	$ 4,980,000
Payable for investments purchased	—	1,145,636
Payable for when-issued securities	—	7,150,173
Payable for Fund shares redeemed	32,130	1,381,558
Distributions payable	99,412	1,037,238
Payable to affiliates:
Investment adviser fee	27,667	249,449
Distribution and service fees	19,971	167,348
Interest expense and fees payable	—	19,001
Accrued expenses	34,482	192,181
Total liabilities	$ 213,662	$ 16,322,584
Net Assets	$78,910,191	$ 716,732,571

Sources of Net Assets

Paid-in capital	$75,314,015	$715,463,187
Accumulated net realized loss	(2,873,660)	(38,992,174)
Accumulated undistributed (distributions in excess of) net investment income	(62,824)	44,490
Net unrealized appreciation	6,532,660	40,217,068
Net Assets	$78,910,191	$ 716,732,571

Class A Shares

Net Assets	$61,736,348	$392,842,148
Shares Outstanding	5,980,976	38,353,225
Net Asset Value and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 10.32	$ 10.24
Maximum Offering Price Per Share
(100 97.75 of net asset value per share)	$10.56	$ 10.48

Class B Shares

Net Assets	$ 936,351	$ 5,889,950
Shares Outstanding	90,673	574,711
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 10.33	$ 10.25

Class C Shares

Net Assets	$16,045,829	$153,155,678
Shares Outstanding	1,645,749	15,939,976
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 9.75	$ 9.61

Class I Shares

Net Assets	$ 191,663	$164,844,795
Shares Outstanding	18,576	16,093,016
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 10.32	$ 10.24

On sales of $100,000 or more, the offering price of Class A shares is reduced.

* Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

S e e notes to financ ial statem ents
19

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FINANCIAL STATEMENTS (Unaudited) CONT’D

Statements of Operations

For the Six Months Ended September 30, 2010

	AMT-Free	National
	Limited Fund	Limited Fund

Investment Income
Interest	$1,562,679	$15,536,414
Total investment income	$1,562,679	$ 15,536,414

Expenses
Investment adviser fee	$ 159,046	$ 1,460,258
Distribution and service fees
Class A	44,149	305,836
Class B	4,020	27,226
Class C	69,137	670,610
Trustees’ fees and expenses	1,571	12,475
Custodian fee	28,484	130,561
Transfer and dividend disbursing agent fees	12,476	128,605
Legal and accounting services	18,168	36,358
Printing and postage	3,493	21,809
Registration fees	34,415	52,919
Interest expense and fees	—	23,488
Miscellaneous	14,216	42,491
Total expenses	$ 389,175	$ 2,912,636
Deduct —
Reduction of custodian fee	$ 848	$ 3,199
Total expense reductions	$ 848	$ 3,199

Net expenses	$ 388,327	$ 2,909,437

Net investment income	$1,174,352	$ 12,626,977

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$ (60,210)	$ 1,987,451
Financial futures contracts	(748,011)	(8,089,541)
Net realized loss	$ (808,221)	$ (6,102,090)
Change in unrealized appreciation (depreciation) —
Investments	$3,666,457	$22,283,385
Financial futures contracts	(51,406)	(538,434)
Net change in unrealized appreciation (depreciation)	$3,615,051	$ 21,744,951

Net realized and unrealized gain	$2,806,830	$ 15,642,861

Net increase in net assets from operations	$3,981,182	$ 28,269,838

S e e notes to financ ial statem ents
20

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FINANCIAL STATEMENTS (Unaudited) CONT’D

Statements of Changes in Net Assets

For the Six Months Ended September 30, 2010

	AMT-Free	National
Increase (Decrease) in Net Assets	Limited Fund	Limited Fund
From operations —
Net investment income	$ 1,174,352	$ 12,626,977
Net realized loss from investment transactions and financial futures contracts	(808,221)	(6,102,090)
Net change in unrealized appreciation (depreciation) from investments and financial futures contracts	3,615,051	21,744,951
Net increase in net assets from operations	$ 3,981,182	$ 28,269,838
Distributions to shareholders —
From net investment income
Class A	$ (970,020)	$ (7,802,873)
Class B	(11,420)	(93,038)
Class C	(195,776)	(2,288,116)
Class I	(882)	(2,491,467)
Total distributions to shareholders	$ (1,178,098)	$ (12,675,494)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$ 8,166,562	$ 47,356,026
Class B	244,474	1,208,278
Class C	2,750,918	20,421,186
Class I	189,973	83,481,037
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	587,098	5,694,943
Class B	5,717	51,540
Class C	118,031	1,250,985
Class I	610	263,845
Cost of shares redeemed
Class A	(5,796,503)	(80,601,025)
Class B	(77,090)	(586,023)
Class C	(1,991,945)	(15,789,599)
Class I	—	(19,912,963)
Net asset value of shares exchanged
Class A	167,773	1,073,603
Class B	(167,773)	(1,073,603)
Net increase in net assets from Fund share transactions	$ 4,197,845	$ 42,838,230

Net increase in net assets	$ 7,000,929	$ 58,432,574

Net Assets
At beginning of period	$71,909,262	$658,299,997
At end of period	$ 78,910,191	$ 716,732,571

Accumulated undistributed (distributions in excess of) net investment income included in net assets
At end of period	$ (62,824)	$ 44,490

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21

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FINANCIAL STATEMENTS CON T ’ D

Statements of Changes in Net Assets

For the Year Ended March 31, 2010

	AMT-Free	National
Increase (Decrease) in Net Assets	Limited Fund	Limited Fund
From operations —
Net investment income	$ 2,087,997	$ 26,637,386
Net realized gain from investment transactions and financial futures contracts	492,311	2,466,118
Net change in unrealized appreciation (depreciation) from investments and financial futures contracts	2,116,189	52,993,958
Net increase in net assets from operations	$ 4,696,497	$ 82,097,462
Distributions to shareholders —
From net investment income
Class A	$ (1,678,354)	$ (20,620,944)
Class B	(24,587)	(211,965)
Class C	(334,438)	(4,037,795)
Class I	—	(1,439,461)
Total distributions to shareholders	$ (2,037,379)	$ (26,310,165)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$ 27,924,563	$ 165,644,395
Class B	565,003	2,595,590
Class C	4,769,145	52,717,652
Class I	—	106,438,150
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	1,067,682	14,061,172
Class B	11,839	114,302
Class C	205,988	2,062,896
Class I	—	55,274
Cost of shares redeemed
Class A	(24,323,108)	(336,328,311)
Class B	(193,066)	(1,402,380)
Class C	(1,670,810)	(26,249,485)
Class I	—	(8,582,650)
Issued in connection with tax-free reorganization (See Note 12)
Class A	—	18,406,510
Class B	—	218,753
Class C	—	868,318
Net asset value of shares exchanged
Class A	496,946	2,046,981
Class B	(496,946)	(2,046,981)
Net increase (decrease) in net assets from Fund share transactions	$ 8,357,236	$ (9,379,814)

Net increase in net assets	$ 11,016,354	$ 46,407,483

Net Assets
At beginning of year	$ 60,892,908	$ 611,892,514
At end of year	$ 71,909,262	$ 658,299,997

Accumulated undistributed (distributions in excess of) net investment income included in net assets

At end of year	$ (59,078)	$ 93,007

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22

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FINANCIAL STATEMENTS CON T ’ D

Financial Highlights

	AMT-Free Limited Fund — Class A
	Six Months Ended
	September 30, 2010	Year Ended March 31,
	(Unaudited)	2010	2009	2008	2007	2006
Net asset value — Beginning of period	$ 9.940	$ 9.470	$ 9.890	$10.280	$10.230	$10.230

Income (Loss) From Operations
Net investment income(1)	$0.167	$ 0.343	$ 0.343	$ 0.388	$ 0.394	$ 0.385
Net realized and unrealized gain (loss)	0.381	0.462	(0.377)	(0.382)	0.041	(0.005)
Total income (loss) from operations	$ 0.548	$ 0.805	$ (0.034)	$ 0.006	$ 0.435	$ 0.380

Less Distributions
From net investment income	$ (0.168)	$ (0.335)	$ (0.386)	$ (0.396)	$ (0.385)	$ (0.380)
Total distributions	$ (0.168)	$ (0.335)	$ (0.386)	$ (0.396)	$ (0.385)	$ (0.380)

Net asset value — End of period	$10.320	$ 9.940	$ 9.470	$ 9.890	$10.280	$10.230
Total Return(2)	5.56%(3)	8.58%	(0.33)%	0.05%	4.32%	3.76%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$61,736	$56,413	$49,188	$29,297	$33,440	$36,064
Ratios (as a percentage of average daily net assets):
Expenses before custodian fee reduction	0.87%(4)	0.91%	0.98%	0.92%	0.89%	0.85%
Expenses after custodian fee reduction	0.87%(4)	0.91%	0.95%	0.90%	0.87%	0.84%
Net investment income	3.28%(4)	3.47%	3.58%	3.83%	3.83%	3.74%
Portfolio Turnover	2%(3)	34%	78%	36%	18%	23%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Not annualized.
(4)	Annualized.

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23

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FINANCIAL STATEMENTS CON T ’ D

Financial Highlights

	AMT-Free Limited Fund — Class B
	Six Months Ended
	September 30, 2010	Year Ended March 31,
	(Unaudited)	2010	2009	2008	2007	2006
Net asset value — Beginning of period	$ 9.950	$ 9.480	$ 9.890	$10.280	$10.230	$10.230

Income (Loss) From Operations
Net investment income(1)	$0.130	$ 0.269	$ 0.272	$ 0.314	$ 0.317	$ 0.307
Net realized and unrealized gain (loss)	0.380	0.464	(0.371)	(0.385)	0.040	(0.007)
Total income (loss) from operations	$ 0.510	$ 0.733	$(0.099)	$ (0.071)	$ 0.357	$ 0.300

Less Distributions
From net investment income	$(0.130)	$(0.263)	$(0.311)	$ (0.319)	$ (0.307)	$ (0.300)
Total distributions	$ (0.130)	$(0.263)	$(0.311)	$ (0.319)	$ (0.307)	$ (0.300)

Net asset value — End of period	$10.330	$ 9.950	$ 9.480	$ 9.890	$10.280	$10.230
Total Return(2)	5.17%(3)	7.90%	(1.10)%	(0.71)%	3.54%	2.96%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$ 936	$ 898	$ 962	$ 1,256	$ 2,760	$ 5,925
Ratios (as a percentage of average daily net assets):
Expenses before custodian fee reduction	1.62%(4)	1.66%	1.73%	1.67%	1.64%	1.60%
Expenses after custodian fee reduction	1.62%(4)	1.66%	1.71%	1.65%	1.62%	1.59%
Net investment income	2.55%(4)	2.72%	2.82%	3.09%	3.08%	2.98%
Portfolio Turnover	2%(3)	34%	78%	36%	18%	23%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Not annualized.
(4)	Annualized.

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24

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FINANCIAL STATEMENTS CON T ’ D

Financial Highlights

	AMT-Free Limited Fund — Class C
	Six Months Ended
	September 30, 2010	Year Ended March 31,
	(Unaudited)	2010	2009	2008	2007	2006
Net asset value — Beginning of period	$ 9.390	$ 8.950	$ 9.340	$ 9.700	$ 9.660	$ 9.650

Income (Loss) From Operations
Net investment income(1)	$0.122	$ 0.253	$ 0.256	$ 0.295	$ 0.299	$ 0.291
Net realized and unrealized gain (loss)	0.360	0.435	(0.352)	(0.354)	0.031	0.004
Total income (loss) from operations	$ 0.482	$ 0.688	$ (0.096)	$(0.059)	$ 0.330	$ 0.295

Less Distributions
From net investment income	$ (0.122)	$ (0.248)	$ (0.294)	$(0.301)	$(0.290)	$ (0.285)
Total distributions	$ (0.122)	$ (0.248)	$ (0.294)	$(0.301)	$(0.290)	$ (0.285)

Net asset value — End of period	$ 9.750	$ 9.390	$ 8.950	$ 9.340	$ 9.700	$ 9.660
Total Return(2)	5.18%(3)	7.74%	(1.02)%	(0.63)%	3.46%	3.07%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$16,046	$14,598	$10,743	$ 8,522	$ 9,612	$13,466
Ratios (as a percentage of average daily net assets):
Expenses before custodian fee reduction	1.62%(4)	1.66%	1.74%	1.67%	1.64%	1.60%
Expenses after custodian fee reduction	1.62%(4)	1.66%	1.71%	1.65%	1.62%	1.59%
Net investment income	2.54%(4)	2.71%	2.82%	3.08%	3.09%	2.99%
Portfolio Turnover	2%(3)	34%	78%	36%	18%	23%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Not annualized.
(4)	Annualized.

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25

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FINANCIAL STATEMENTS CON T ’ D

Financial Highlights

AMT-Free Limited
Fund — Class I
Period Ended
September 30, 2010
(Unaudited)(1)
Net asset value — Beginning of period	$10.160

Income (Loss) From Operations
Net investment income(2)	$0.058
Net realized and unrealized gain	0.159
Total income from operations	$ 0.217

Less Distributions
From net investment income	$ (0.057)
Total distributions	$ (0.057)

Net asset value — End of period	$10.320
Total Return(3)	1.99%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$ 192
Ratios (as a percentage of average daily net assets):
Expenses(5)	0.69%(6)
Net investment income	3.46%(6)
Portfolio Turnover	2%(7)

(1)	For the period from the commencement of operations on August 3, 2010 to September 30, 2010.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(4)	Not annualized.
(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.
(6)	Annualized.
(7)	For the six months ended September 30, 2010.

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26

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FINANCIAL STATEMENTS CON T ’ D

Financial Highlights

	National Limited Fund — Class A
	Six Months Ended
	September 30, 2010	Year Ended March 31,
	(Unaudited)	2010	2009	2008	2007	2006
Net asset value — Beginning of period	$ 10.010	$ 9.200	$ 9.930	$ 10.420	$ 10.290	$ 10.210

Income (Loss) From Operations
Net investment income(1)	$0.194	$ 0.398	$ 0.394	$ 0.392	$ 0.410	$ 0.411
Net realized and unrealized gain (loss)	0.230	0.804	(0.733)	(0.488)	0.134	0.078
Total income (loss) from operations	$ 0.424	$ 1.202	$ (0.339)	$ (0.096)	$ 0.544	$ 0.489

Less Distributions
From net investment income	$ (0.194)	$ (0.392)	$ (0.391)	$ (0.394)	$ (0.414)	$ (0.409)
Total distributions	$ (0.194)	$ (0.392)	$ (0.391)	$ (0.394)	$ (0.414)	$ (0.409)

Net asset value — End of period	$ 10.240	$ 10.010	$ 9.200	$ 9.930	$ 10.420	$ 10.290

Total Return(2)	4.30%(3)	13.22%	(3.50)%	(0.94)%	5.38%	4.88%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$392,842	$410,009	$500,869	$541,176	$367,010	$180,401
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.70%(4)	0.71%	0.72%	0.71%	0.78%	0.79%
Interest and fee expense(5)	0.01%(4)	0.01%	0.02%	0.05%	0.10%	—
Total expenses before custodian fee reduction	0.71%(4)	0.72%	0.74%	0.76%	0.88%	0.79%
Expenses after custodian fee reduction excluding
interest and fees	0.70%(4)	0.71%	0.71%	0.70%	0.76%	0.78%
Net investment income	3.81%(4)	4.05%	4.12%	3.84%	3.95%	3.99%
Portfolio Turnover	9%(3)	14%	33%	39%	38%	48%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Not annualized.
(4)	Annualized.
(5)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

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27

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FINANCIAL STATEMENTS CON T ’ D

Financial Highlights

	National Limited Fund — Class B
	Six Months Ended
	September 30, 2010	Year Ended March 31,
	(Unaudited)	2010	2009	2008	2007	2006
Net asset value — Beginning of period	$10.020	$ 9.200	$ 9.940	$10.420	$10.290	$10.220

Income (Loss) From Operations
Net investment income(1)	$0.155	$ 0.324	$ 0.322	$ 0.318	$ 0.340	$ 0.335
Net realized and unrealized gain (loss)	0.231	0.815	(0.745)	(0.482)	0.127	0.068
Total income (loss) from operations	$ 0.386	$ 1.139	$(0.423)	$ (0.164)	$ 0.467	$ 0.403

Less Distributions
From net investment income	$ (0.156)	$(0.319)	$(0.317)	$ (0.316)	$ (0.337)	$ (0.333)
Total distributions	$ (0.156)	$ (0.319)	$(0.317)	$ (0.316)	$ (0.337)	$ (0.333)

Net asset value — End of period	$10.250	$10.020	$ 9.200	$ 9.940	$10.420	$10.290

Total Return(2)	3.90%(3)	12.50%	(4.34)%	(1.59)%	4.60%	3.99%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$ 5,890	$ 6,157	$ 6,130	$ 6,512	$11,435	$20,610
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.44%(4)	1.46%	1.47%	1.46%	1.53%	1.54%
Interest and fee expense(5)	0.01%(4)	0.01%	0.02%	0.05%	0.10%	—
Total expenses before custodian fee reduction	1.45%(4)	1.47%	1.49%	1.51%	1.63%	1.54%
Expenses after custodian fee reduction excluding
interest and fees	1.44%(4)	1.46%	1.46%	1.45%	1.51%	1.53%
Net investment income	3.06%(4)	3.29%	3.37%	3.11%	3.27%	3.25%
Portfolio Turnover	9%(3)	14%	33%	39%	38%	48%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Not annualized.
(4)	Annualized.
(5)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

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28

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FINANCIAL STATEMENTS CON T ’ D

Financial Highlights

	National Limited Fund — Class C
	Six Months Ended
	September 30, 2010	Year Ended March 31,
	(Unaudited)	2010	2009	2008	2007	2006
Net asset value — Beginning of period	$ 9.390	$ 8.630	$ 9.310	$ 9.770	$ 9.640	$ 9.580

Income (Loss) From Operations
Net investment income(1)	$0.145	$ 0.303	$ 0.302	$ 0.297	$ 0.316	$ 0.313
Net realized and unrealized gain (loss)	0.221	0.756	(0.685)	(0.461)	0.129	0.059
Total income (loss) from operations	$ 0.366	$ 1.059	$ (0.383)	$ (0.164)	$ 0.445	$ 0.372

Less Distributions
From net investment income	$ (0.146)	$ (0.299)	$ (0.297)	$ (0.296)	$ (0.315)	$ (0.312)
Total distributions	$ (0.146)	$ (0.299)	$ (0.297)	$ (0.296)	$ (0.315)	$ (0.312)

Net asset value — End of period	$ 9.610	$ 9.390	$ 8.630	$ 9.310	$ 9.770	$ 9.640

Total Return(2)	3.95%(3)	12.39%	(4.20)%	(1.70)%	4.68%	3.93%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$153,156	$143,883	$104,893	$100,866	$81,411	$77,379
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.44%(4)	1.46%	1.47%	1.46%	1.53%	1.54%
Interest and fee expense(5)	0.01%(4)	0.01%	0.02%	0.05%	0.10%	—
Total expenses before custodian fee reduction	1.45%(4)	1.47%	1.49%	1.51%	1.63%	1.54%
Expenses after custodian fee reduction excluding
interest and fees	1.44%(4)	1.46%	1.46%	1.45%	1.51%	1.53%
Net investment income	3.06%(4)	3.28%	3.38%	3.10%	3.24%	3.25%
Portfolio Turnover	9%(3)	14%	33%	39%	38%	48%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Not annualized.
(4)	Annualized.
(5)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

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29

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

FINANCIAL STATEMENTS CON T ’ D

Financial Highlights

	National Limited Fund — Class I
	Six Months Ended
	September 30, 2010	Period Ended
	(Unaudited)	March 31, 2010(1)
Net asset value — Beginning of period	$10.010	$10.180

Income (Loss) From Operations
Net investment income(2)	$0.200	$ 0.206
Net realized and unrealized gain (loss)	0.232	(0.190)
Total income from operations	$ 0.432	$ 0.016

Less Distributions
From net investment income	$(0.202)	$ (0.186)
Total distributions	$ (0.202)	$ (0.186)

Net asset value — End of period	$ 10.240	$10.010

Total Return(3)	4.38%(4)	0.17%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$164,845	$98,250
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.54%(5)	0.58%(5)
Interest and fee expense(6)	0.01%(5)	0.01%(5)
Total expenses before custodian fee reduction	0.55%(5)	0.59%(5)
Expenses after custodian fee reduction excluding interest and fees	0.54%(5)	0.58%(5)
Net investment income	3.94%(5)	4.11%(5)
Portfolio Turnover	9%(4)	14%(7)

(1)	For the period from the commencement of operations on October 1, 2009 to March 31, 2010.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(4)	Not annualized.
(5)	Annualized.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(7)	For the Fund’s year ended March 31, 2010.

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30

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

NOTES TO FINANCIAL STATEMENTS (Unaudited)

1 Significant Accounting Policies

Eaton Vance Investment Trust (the Trust) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Trust presently consists of seven funds, two of which, each diversified, are included in these financial statements. They include Eaton Vance AMT-Free Limited Maturity Municipal Income Fund (AMT-Free Limited Fund) and Eaton Vance National Limited Maturity Municipal Income Fund (National Limited Fund), (each individually referred to as the Fund, and collectively, the Funds). The Funds seek to provide a high level of current income exempt from regular federal income tax and limited principal fluctuation. The Funds offer four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I shares are sold at net asset value and are not subject to a sales charge.  Class B shares of each Fund held for the longer of (i) four years or (ii) the time at which the contingent deferred sales charge applicable to such shares expires will automatically convert to Class A shares as described in each Fund’s prospectus. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Funds. The policies are in conformity with accounting principles generally accepted in the United States of America.

A Investment Valuation — Debt obligations (including short-term obligations with a remaining maturity of more than sixty days) are generally valued on the basis of valuations provided by third party pricing services, as derived from such services’ pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/ dealer quotations, prices or yields of securities with similar characteristics, benchmark curves or information pertaining to the issuer, as well as industry and economic events. The pricing services may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Short-term obligations purchased with a remaining maturity of sixty days or less are generally valued at amortized cost, which approximates market value. Financial futures contracts are valued at the closing settlement price established by the board of trade or exchange on which they are traded. Interest rate swaps are normally valued using valuations provided by a third party pricing service. Such pricing service valuations are based on the present value of fixed and projected floating rate cash flows over the term of the swap contract. Future cash flows are discounted to their present value using swap quotations provided by electronic data services or by broker/dealers. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of a Fund in a manner that most fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable entities, quotations or relevant information obtained from broker-dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B Investment Transactions and Related Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C Federal Taxes — Each Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. Each Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in municipal obligations, which are exempt from regular federal income tax when received by each Fund, as exempt-interest dividends. For National Limited Fund, the portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT’D

At March 31, 2010, the following Funds, for federal income tax purposes, had capital loss carryforwards which will reduce the respective Fund’s taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders, which would otherwise be necessary to relieve the Funds of any liability for federal income or excise tax. The amounts and expiration dates of the capital loss carryforwards are as follows:

Fund	Amount	Expiration Date
AMT-Free Limited	$ 175,227	March	31, 2011
	995,128	March	31, 2013
	25,590	March	31, 2015
	647,289	March	31, 2017
	233,087	March	31, 2018

National Limited	$ 1,108,190	March	31, 2011
	1,138,387	March	31, 2012
	1,431,742	March	31, 2013
	37,955	March	31, 2014
	789,428	March	31, 2015
	6,504,810	March	31, 2016
	10,431,480	March	31, 2017
	11,980,924	March	31, 2018

Included in the amounts above for National Limited Fund is a capital loss carryforward of $827,909 as a result of the reorganization (see Note 12). Utilization of this capital loss carryforward may be limited in accordance with certain income tax regulations.

Additionally, at March 31, 2010, the AMT-Free Limited Fund and National Limited Fund had net capital losses of $48,800 and $66,267, respectively, attributable to security transactions incurred after October 31, 2009. These net capital losses are treated as arising on the first day of the Funds’ taxable year ending March 31, 2011.

As of September 30, 2010, the Funds had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each of the Funds’ federal tax returns filed in the 3-year period ended March 31, 2010 remains subject to examination by the Internal Revenue Service.

D Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Funds. Pursuant to the respective custodian agreements, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance each Fund maintains with SSBT. All credit balances, if any, used to reduce each Fund’s custodian fees are reported as a reduction of expenses in the Statements of Operations.

F Legal Fees — Legal fees and other related expenses incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Funds. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, each Fund enters into agreements with service providers that may contain indemnification clauses. Each Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against each Fund that have not yet occurred.

I Floating Rate Notes Issued in Conjunction with Securities Held — The Funds may invest in inverse floating rate securities, also referred to as residual interest bonds, whereby a Fund may sell a fixed rate bond to a broker for cash. At the same time, the Fund buys a residual interest in the assets and cash flows of a Special-Purpose Vehicle (the SPV), (which is generally organized as a trust), set up by the broker, often referred to as an inverse floating rate obligation (Inverse Floater). The broker deposits a fixed rate bond into the SPV with the same CUSIP number as the fixed rate bond sold to the

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT’D

broker by the Fund, and which may have been, but is not required to be, the fixed rate bond purchased from the Fund (the Fixed Rate Bond). The SPV also issues floating rate notes (Floating Rate Notes) which are sold to third-parties. The Inverse Floater held by a Fund gives the Fund the right (1) to cause the holders of the Floating Rate Notes to tender their notes at par, and (2) to have the broker transfer the Fixed Rate Bond held by the SPV to the Fund, thereby terminating the SPV. Should the Fund exercise such right, it would pay the broker the par amount due on the Floating Rate Notes and exchange the Inverse Floater for the underlying Fixed Rate Bond. Pursuant to generally accepted accounting principles for transfers and servicing of financial assets and extinguishment of liabilities, the Funds account for the transaction described above as a secured borrowing by including the Fixed Rate Bond in their Portfolio of Investments and the Floating Rate Notes as a liability under the caption “Payable for floating rate notes issued” in their Statement of Assets and Liabilities. The Floating Rate Notes have interest rates that generally reset weekly and their holders have the option to tender their notes to the broker for redemption at par at each reset date. Interest expense related to the Funds’ liability with respect to Floating Rate Notes is recorded as incurred. The SPV may be terminated by the Fund, as noted above, or by the broker upon the occurrence of certain termination events as defined in the trust agreement, such as a downgrade in the credit quality of the underlying bond, bankruptcy of or payment failure by the issuer of the underlying bond, the inability to remarket Floating Rate Notes that have been tendered due to insufficient buyers in the market, or the failure by the SPV to obtain renewal of the liquidity agreement under which liquidity support is provided for the Floating Rate Notes up to one year.

At September 30, 2010, the amount of the National Limited Fund’s Floating Rate Notes outstanding and related collateral were $4,980,000 and $8,091,429, respectively. The interest rate on the Floating Rate Notes outstanding at September 30, 2010 was 0.28%. For the six months ended September 30, 2010, the National Limited Fund’s average Floating Rate Notes outstanding and the average interest rate including fees were $4,980,000 and 0.94% (annualized), respectively. For the six months ended September 30, 2010, the AMT-Free Limited Fund had no transactions in inverse floaters.

The Funds may enter into shortfall and forbearance agreements with the broker by which a Fund agrees to reimburse the broker, in certain circumstances, for the difference between the liquidation value of the Fixed Rate Bond held by the SPV and the liquidation value of the Floating Rate Notes, as well as any shortfalls in interest cash flows. The Funds had no shortfalls as of September 30, 2010.

The Funds may also purchase Inverse Floaters from brokers in a secondary market transaction without first owning the underlying fixed rate bond. Such transactions are not required to be treated as secured borrowings. Shortfall agreements, if any, related to Inverse Floaters purchased in a secondary market transaction are disclosed in the Portfolio of Investments. The Funds’ investment policies and restrictions expressly permit investments in Inverse Floaters. Inverse floating rate securities typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline.  The value and income of inverse floating rate securities are generally more volatile than that of a fixed rate bond. The Funds’ investment policies do not allow the Funds to borrow money except as permitted by the 1940 Act. Management believes that the Funds’ restrictions on borrowing money and issuing senior securities (other than as specifically permitted) do not apply to Floating Rate Notes issued by the SPV and included as a liability in the Funds’ Statement of Assets and Liabilities. As secured indebtedness issued by an SPV, Floating Rate Notes are distinct from the borrowings and senior securities to which the Funds’ restrictions apply. Inverse Floaters held by the Funds are securities exempt from registration under Rule 144A of the Securities Act of 1933.

J Financial Futures Contracts — The Funds may enter into financial futures contracts. The Funds’ investment in financial futures contracts is designed for hedging against changes in interest rates or as a substitute for the purchase of securities. Upon entering into a financial futures contract, a Fund is required to deposit with the broker, either in cash or securities, an amount equal to a certain percentage of the purchase price (initial margin). Subsequent payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. Futures contracts have minimal counterparty risk as they are exchange traded and the clearinghouse for the exchange is substituted as the counterparty, guaranteeing counterparty performance.

K When-Issued Securities and Delayed Delivery Transactions — The Funds may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT’D

transaction is negotiated, the price of the security that will be delivered is fixed. The Funds maintain security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

L Interim Financial Statements — The interim financial statements relating to September 30, 2010 and for the six months then ended have not been audited by an independent registered public accounting firm, but in the opinion of the Funds’ management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial statements.

2 Distributions to Shareholders

The net investment income of each Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards, if any), are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of a Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Funds distinguish between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

3 Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to each Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) as presented in the following table and is payable monthly.

	Annual	Daily
Daily Net Assets	Asset Rate	Income Rate
Up to $500 million	0.300%	3.00%
$500 million up to $1 billion	0.275%	2.75%

On average daily net assets of $1 billion or more, the rates are further reduced.

For the six months ended September 30, 2010, investment adviser fees incurred by the Funds and the effective annual rates, as a percentage of average daily net assets, were as follows:

	Investment	Effective
Fund	Adviser Fee	Annual Rate
AMT-Free Limited	$ 159,046	0.42%
National Limited	1,460,258	0.42

EVM serves as administrator of each Fund, but receives no compensation. EVM serves as the sub-transfer agent of each Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Funds’ principal underwriter, received a portion of the sales charge on sales of Class A shares of the Funds. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5). Sub-transfer agent fees earned by EVM and Class A sales charges that the Funds were informed were received by EVD for the six months ended September 30, 2010 were as follows:

	EVM’s	EVD’s
	Sub-Transfer	Class A Sales
Fund	Agent Fees	Charges
AMT-Free Limited	$ 570	$ 3,902
National Limited	4,458	21,158

Except for Trustees of the Funds who are not members of EVM’s or BMR’s organizations, officers and Trustees receive remuneration for their services to the Funds out of the investment adviser fee. Trustees of the Funds who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the six months ended September 30, 2010, no significant amounts have been deferred. Certain officers and Trustees of the Funds are officers of the above organizations.

4 Distribution Plans

Each Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan provides that each Fund will pay EVD a distribution and service fee not exceeding 0.25% per annum of its average daily net assets

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT’D

attributable to Class A shares for distribution services and facilities provided to each Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. The Trustees approved distribution and service fee payments equal to 0.15% per annum of each Fund’s average daily net assets attributable to Class A shares. Distribution and service fees paid or accrued to EVD for the six months ended September 30, 2010 for Class A shares amounted to the following:

Class A
Distribution and
Fund	Service Fees
AMT-Free Limited	$ 44,149
National Limited	305,836

Each Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class B and Class C Plans require each Fund to pay EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the respective Funds. Each Fund will automatically discontinue payments to EVD during any period in which there are no outstanding Uncovered Distribution Charges, which are equivalent to the sum of (i) 3% and 6.25% of the aggregate amount received by each Fund for Class B and Class C shares sold, respectively, plus (ii) interest calculated by applying the rate of 1% over the prevailing prime rate to the outstanding balance of Uncovered Distribution Charges of EVD of each respective class, reduced by the aggregate amount of contingent deferred sales charges (see Note 5) and amounts theretofore paid or payable to EVD by each respective class. For the six months ended September 30, 2010, the Funds paid or accrued to EVD the following distribution fees, representing 0.75% (annualized) of the average daily net assets of each Fund’s Class B and Class C shares:

	Class B	Class C
	Distribution	Distribution
Fund	Fees	Fees
AMT-Free Limited	$ 3,350	$ 57,615
National Limited	22,688	558,842

At September 30, 2010, the amounts of Uncovered Distribution Charges of EVD calculated under the Class B and Class C Plans were approximately as follows:

Fund	Class B	Class C
AMT-Free Limited	$1,097,000	$10,809,000
National Limited	1,555,000	20,578,000

The Class B and Class C Plans also authorize the Funds to make payments of service fees to EVD, financial intermediaries and other persons in amounts not exceeding 0.25% per annum of the average daily net assets attributable to that class. The Trustees approved service fee payments equal to 0.15% per annum of each Fund’s average daily net assets attributable to Class B and Class C shares. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the Class B and Class C sales commissions and distribution fees and, as such, are not subject to automatic discontinuance when there are no outstanding Uncovered Distribution Charges of EVD. Service fees paid or accrued for the six months ended September 30, 2010 amounted to the following:

	Class B	Class C
Fund	Service Fees	Service Fees
AMT-Free Limited	$ 670	$ 11,522
National Limited	4,538	111,768

5 Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within four years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 3% in the case of redemptions in the first year after purchase, declining half a percentage point in the second and third year and one percentage point in the fourth year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. No CDSC is levied on shares which have been sold to EVM or its affiliates or to their respective employees or clients and may be waived under certain other limited conditions. CDSCs received on Class B and Class C redemptions are paid to EVD to reduce the amount of Uncovered Distribution Charges calculated under each Fund’s Class B and Class C Plans. CDSCs received on Class B and Class C redemptions when no Uncovered Distribution Charges exist are credited to each Fund. For the six months ended September 30, 2010, the Funds were informed that EVD received approximately the following amounts of CDSCs paid by Class A, Class B and Class C shareholders:

Fund	Class A	Class B	Class C
AMT-Free Limited	$ —	$2,000	$ 3,000
National Limited	3,000	5,000	14,000

6 Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, for the six months ended September 30, 2010 were as follows:

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT’D

Fund	Purchases	Sales
AMT-Free Limited	$ 6,537,489	$ 1,467,599
National Limited	84,871,195	60,911,077

7 Shares of Beneficial Interest

Each Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Funds) and classes. Transactions in Fund shares were as follows:

AMT-Free Limited Fund
	Six Months Ended
	September 30, 2010	Year Ended
Class A	(Unaudited)	March 31, 2010
Sales	803,939	2,832,449
Issued to shareholders electing to
receive payments of distributions in
Fund shares	58,027	108,254
Redemptions	(571,368)	(2,511,246)
Exchange from Class B shares	16,471	50,396
Net increase	307,069	479,853

	Six Months Ended
	September 30, 2010	Year Ended
Class B	(Unaudited)	March 31, 2010
Sales	23,962	57,555
Issued to shareholders electing to
receive payments of distributions in
Fund shares	565	1,198
Redemptions	(7,705)	(19,599)
Exchange to Class A shares	(16,459)	(50,381)
Net increase (decrease)	363	(11,227)

	Six Months Ended
	September 30, 2010	Year Ended
Class C	(Unaudited)	March 31, 2010
Sales	287,205	509,430
Issued to shareholders electing to
receive payments of distributions in
Fund shares	12,354	22,072
Redemptions	(208,194)	(177,839)
Net increase	91,365	353,663

AMT-Free Limited Fund (continued)
Period Ended
September 30, 2010
Class I	(Unaudited)(1)
Sales	18,517
Issued to shareholders electing to
receive payments of distributions in
Fund shares	59

Net increase	18,576

(1)	Class I of AMT-Free Limited Fund commenced operations on August 3, 2010.

National Limited Fund
	Six Months Ended
	September 30, 2010	Year Ended
Class A	(Unaudited)	March 31, 2010
Sales	4,686,234	16,870,444
Issued to shareholders electing to
receive payments of distributions in
Fund shares	563,419	1,429,534
Redemptions	(7,956,792)	(33,829,037)
Issued in connection with tax-free
reorganization (see Note 12)	—	1,811,451
Exchange from Class B shares	106,197	206,925
Net decrease	(2,600,942)	(13,510,683)

	Six Months Ended
	September 30, 2010	Year Ended
Class B	(Unaudited)	March 31, 2010
Sales	119,451	264,011
Issued to shareholders electing to
receive payments of distributions in
Fund shares	5,096	11,629
Redemptions	(58,368)	(141,964)
Issued in connection with tax-free
reorganization (see Note 12)	—	21,518
Exchange to Class A shares	(106,159)	(206,739)
Net decrease	(39,980)	(51,545)

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT’D

National Limited Fund (continued)
	Six Months Ended
	September 30, 2010	Year Ended
Class C	(Unaudited)	March 31, 2010
Sales	2,152,416	5,683,415
Issued to shareholders electing to
receive payments of distributions in
Fund shares	131,918	223,354
Redemptions	(1,665,229)	(2,836,475)
Issued in connection with tax-free
reorganization (see Note 12)	—	91,100
Net increase	619,105	3,161,394

	Six Months Ended
	September 30, 2010	Period Ended
Class I	(Unaudited)	March 31, 2010(1)
Sales	8,215,735	10,662,477
Issued to shareholders electing to
receive payments of distributions in
Fund shares	26,090	5,468
Redemptions	(1,961,908)	(854,846)
Net increase	6,279,917	9,813,099

(1) Class I of National Limited Fund commenced operations on October 1, 2009.

8 Federal Income Tax Basis of Investments

The cost and unrealized appreciation (depreciation) of investments of each Fund at September 30, 2010, as determined on a federal income tax basis, were as follows:

AMT-Free Limited Fund
Aggregate cost	$ 70,655,308
Gross unrealized appreciation	$ 7,190,389
Gross unrealized depreciation	(535,715)
Net unrealized appreciation	$ 6,654,674

National Limited Fund
Aggregate cost	$660,489,726
Gross unrealized appreciation	$ 48,647,378
Gross unrealized depreciation	(7,277,001)
Net unrealized appreciation	$ 41,370,377

9 Line of Credit

The Funds participate with other portfolios and funds managed by EVM and its affiliates in a $450 million unsecured line of credit agreement with a group of banks.  Borrowings are made by the Funds solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Funds, a Fund may be unable to borrow some or all of its requested amounts at any particular time. The Funds did not have any significant borrowings or allocated fees during the six months ended September 30, 2010.

10 Financial Instruments

The Funds may trade in financial instruments with off-balance sheet risk in the normal course of their investing activities. These financial instruments may include financial futures contracts and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment a Fund has in particular classes of financial instruments and do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments at September 30, 2010 is as follows:

Futures Contracts
						Net
	Expiration			Aggregate		Unrealized
Fund	Date	Contracts	Position	Cost	Value	Depreciation
AMT-Free 12/10		70
Limited		U.S. 10-Year
		Treasury Note	Short	$ (8,738,817)	$ (8,823,281)	$ (84,464)
National 12/10		278
Limited		U.S. 10-Year
		Treasury Note	Short	$(34,705,587)	$(35,041,031)	$(335,444)
	12/10	156
		U.S. 30-Year
		Treasury Bond	Short	(20,520,370)	(20,860,125)	(339,755)

At September 30, 2010, the Funds had sufficient cash and/or securities to cover commitments under these contracts.

Each Fund is subject to interest rate risk in the normal course of pursuing its investment objectives. Because the Funds hold fixed-rate bonds, the value of these bonds may decrease if interest rates rise. The Funds purchase and sell U.S. Treasury futures contracts to hedge against changes in interest rates.

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT’D

The fair value of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) and whose primary underlying risk exposure is interest rate risk at September 30, 2010 was as follows:

Fair Value
	Asset Derivative	Liability Derivative(1)
AMT-Free Limited Fund
Futures Contracts	$ —	$ (84,464)
Total	$ —	$ (84,464)
National Limited Fund
Futures Contracts	$ —	$(675,199)
Total	$ —	$ (675,199)

(1) Amount represents cumulative unrealized depreciation on
futures contracts in the Futures Contracts table above.
Only the current day’s variation margin on open futures
contracts is reported within the Statement of Assets and
Liabilities as Receivable or Payable for variation margin, as applicable.

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Operations and whose primary underlying risk exposure is interest rate risk for the six months ended September 30, 2010 was as follows:

Change in
Unrealized
	Realized Gain	Appreciation
	(Loss) on	(Depreciation) on
	Derivatives	Derivatives
	Recognized in	Recognized in
Fund	Income(1)	Income(2)

AMT-Free Limited	$ (748,011)	$ (51,406)

National Limited	(8,089,541)	(538,434)

(1)	Statement of Operations location: Net realized gain (loss) – Financial futures contracts.
(2)	Statement of Operations location: Change in unrealized appreciation (depreciation) – Financial futures contracts.

The average notional amounts of futures contracts outstanding during the six months ended September 30, 2010, which are indicative of the volume of this derivative type, were approximately as follows:

Average Notional Amount
Fund	Futures Contracts
AMT-Free Limited	$ 7,000,000
National Limited	54,743,000

11 Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

  Level 1 – quoted prices in active markets for identical investments
  Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)
  Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At September 30, 2010, the inputs used in valuing the Funds’ investments, which are carried at value, were as follows:

AMT-Free Limited Fund
Quoted
Prices in
	Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Asset Description	(Level 1)	(Level 2)	(Level 3)	Total
Tax-Exempt Investments	$ —	$ 77,309,982	$ —	$ 77,309,982

Total Investments	$ —	$ 77,309,982	$ —	$ 77,309,982

Liability Description
Futures Contracts	$ (84,464)	$ —	$ —	$ (84,464)

Total	$ (84,464)	$ —	$ —	$ (84,464)

National Limited Fund
Quoted
Prices in
	Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Asset Description	(Level 1)	(Level 2)	(Level 3)	Total
Tax-Exempt Investments	$ —	$706,840,103	$ —	$706,840,103

Total Investments	$ —	$ 706,840,103	$ —	$ 706,840,103

Liability Description
Futures Contracts	$(675,199)	$ —	$ —	$ (675,199)

Total	$ (675,199)	$ —	$ —	$ (675,199)

Eaton Vance Limited Maturity Municipal Income Funds as of September 30, 2010

NOTES TO FINANCIAL STATEMENTS (Unaudited) CONT’D

The Funds held no investments or other financial instruments as of March 31, 2010 whose fair value was determined using Level 3 inputs.

12 Reorganizations

As of the close of business on September 25, 2009, the National Limited Fund acquired the net assets of Eaton Vance Ohio Limited Maturity Municipals Fund (Ohio Limited Fund) pursuant to a plan of reorganization approved by the shareholders of Ohio Limited Fund. The acquisition was accomplished by a tax-free exchange of 1,811,451 shares of Class A of the National Limited Fund (valued at $18,406,510) for the 2,701,684 shares of Class A of Ohio Limited Fund, 21,518 shares of Class B of the National Limited Fund (valued at $218,753) for the 38,026 shares of Class B of Ohio Limited Fund, and 91,100 shares of Class C of the National Limited Fund (valued at $868,318) for the 101,823 shares of Class C of Ohio Limited Fund, each outstanding on September 25, 2009. The investment portfolio of Ohio Limited Fund, with a fair value of $19,968,464 and identified cost of $18,777,122 was the principal asset acquired by the National Limited Fund. For financial reporting purposes, assets received and shares issued by the National Limited Fund were recorded at fair value; however, the identified cost of the investments received from the Ohio Limited Fund was carried forward to align ongoing reporting of the National Limited Fund’s realized and unrealized gains and losses with amounts distributable to shareholders for tax purposes. The aggregate net assets of the National Limited Fund immediately before the acquisition were $700,453,624. The net assets of Ohio Limited Fund at that date of $19,493,581, including $1,263,216 of accumulated net realized losses and $1,191,342 of unrealized appreciation, were combined with those of the National Limited Fund, resulting in combined net assets of $719,947,205.

Assuming the acquisition had been completed on April 1, 2009, the beginning of the National Limited Fund’s annual reporting period, the National Limited Fund’s pro forma results of operations for the year ended March 31, 2010 are as follows:

Net investment income	$26,985,587
Net realized gains	$ 2,536,752
Net increase in net assets resulting from operations	$83,359,359

Because the combined investment portfolios have been managed as a single integrated portfolio since the acquisition was completed, it is not practicable to separate the amounts of revenue and earnings of Ohio Limited Fund since September 25, 2009.

In June 2010, the Trustees of National Limited Fund approved an Agreement and Plan of Reorganization whereby National Limited Fund would acquire substantially all the assets and assume substantially all the liabilities of Eaton Vance California Limited Maturity Municipal Income Fund (California Limited Fund) in exchange for shares of National Limited Fund. The proposed reorganization was approved by the shareholders of California Limited Fund on October 15, 2010 and completed on November 5, 2010.

Eaton Vance Limited Maturity Municipal Income Funds

BOARD OF TRUSTEES’ CONTRACT APPROVAL

AMT-Free Limited Maturity Municipal Income Fund

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 26, 2010, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board, which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held between February and April 2010. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;
  An independent report comparing each fund’s total expense ratio and its components to comparable funds;
  An independent report comparing the investment performance of each fund (including yield where relevant) to the investment performance of comparable funds over various time periods;
  Data regarding investment performance in comparison to relevant peer groups of similarly managed funds and appropriate indices;
  For each fund, comparative information concerning the fees charged and the services provided by each adviser in managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing such fund;
  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;
  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;
  Data relating to portfolio turnover rates of each fund;
  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;
  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;
  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;
  Copies of or descriptions of each adviser’s policies and procedures relating to proxy voting, the handling of corporate actions and class actions;
  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;
  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;
  A description of Eaton Vance Management’s procedures for overseeing third party advisers and sub-advisers;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;
  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and
  The terms of each advisory agreement.

Eaton Vance Limited Maturity Municipal Income Funds

BOARD OF TRUSTEES’ CONTRACT APPROVAL CONT ’D

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2010, with respect to one or more Funds, the Board met ten times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met nine, thirteen, three, eight and fifteen times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective including, where relevant, the use of derivative instruments, as well as trading policies and procedures and risk management techniques.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreement of Eaton Vance AMT-Free Limited Maturity Municipal Income Fund (formerly Eaton Vance AMT-Free Limited Maturity Municipals Fund) (the “Fund”) with Boston Management and Research (the “Adviser”), including its fee structure, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Fund, the Board evaluated the nature, extent and quality of services provided to the Fund by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by the Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Fund. In particular, the Board evaluated, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal bonds. The Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Fund. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation methods of the Adviser to recruit and retain investment personnel, and the time and attention devoted to the Fund by senior management.

The Board also reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests in recent years from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

Eaton Vance Limited Maturity Municipal Income Funds

BOARD OF TRUSTEES’ CONTRACT APPROVAL CONT ’D

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the respective investment advisory agreements.

Fund Performance

The Board compared the Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2009 for the Fund. The Board considered the impact of extraordinary market conditions during 2008 and 2009 on the Fund’s performance relative to its peer universe in light of, among other things, the Adviser’s strategy of generating current income through investments in higher quality (including insured) municipal bonds with longer maturities relative to other intermediate municipal bond funds. The Board noted that the Adviser had restructured management of the municipal bond team and had implemented additional processes and tools designed to manage credit and interest rate risk. The Board concluded that appropriate actions are being taken by the Adviser to improve Fund performance and that additional time is required to evaluate the effectiveness of such actions.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates payable by the Fund (referred to as “management fees”). As part of its review, the Board considered the Fund’s management fees and total expense ratio for the one year period ended September 30, 2009, as compared to a group of similarly managed funds selected by an independent data provider. The Board also considered factors that had an impact on Fund expense ratios, as identified by management in response to inquiries from the Contract Review Committee, as well as actions being taken to reduce expenses at the Eaton Vance fund complex level.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded with respect to the Fund that the management fees charged to the Fund for advisory and related services are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates in providing investment advisory and administrative services to the Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with their relationship with the Fund, including the benefits of research services that may be available to the Adviser as a result of securities transactions effected for the Fund and other investment advisory clients.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and the Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Fund, the structure of the advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and the Fund to continue to share such benefits equitably.

Eaton Vance Limited Maturity Municipal Income Funds

BOARD OF TRUSTEES’ CONTRACT APPROVAL

National Limited Maturity Municipal Income Fund

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 26, 2010, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board, which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held between February and April 2010. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;
  An independent report comparing each fund’s total expense ratio and its components to comparable funds;
  An independent report comparing the investment performance of each fund (including yield where relevant) to the investment performance of comparable funds over various time periods;
  Data regarding investment performance in comparison to relevant peer groups of similarly managed funds and appropriate indices;
  For each fund, comparative information concerning the fees charged and the services provided by each adviser in managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing such fund;
  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;
  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;
  Data relating to portfolio turnover rates of each fund;
  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;
  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;
  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;
  Copies of or descriptions of each adviser’s policies and procedures relating to proxy voting, the handling of corporate actions and class actions;
  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;
  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;
  A description of Eaton Vance Management’s procedures for overseeing third party advisers and sub-advisers;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;
  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and
  The terms of each advisory agreement.

Eaton Vance Limited Maturity Municipal Income Funds

BOARD OF TRUSTEES’ CONTRACT APPROVAL CONT ’D

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2010, with respect to one or more Funds, the Board met ten times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met nine, thirteen, three, eight and fifteen times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective including, where relevant, the use of derivative instruments, as well as trading policies and procedures and risk management techniques.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreement of Eaton Vance National Limited Maturity Municipal Income Fund (formerly Eaton Vance National Limited Maturity Municipals Fund) (the “Fund”) with Boston Management and Research (the “Adviser”), including its fee structure, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Fund, the Board evaluated the nature, extent and quality of services provided to the Fund by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by the Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Fund. In particular, the Board evaluated, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal bonds. The Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Fund. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation methods of the Adviser to recruit and retain investment personnel, and the time and attention devoted to the Fund by senior management.

The Board also reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests in recent years from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

Eaton Vance Limited Maturity Municipal Income Funds

BOARD OF TRUSTEES’ CONTRACT APPROVAL CONT ’D

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreement.

Fund Performance

The Board compared the Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2009 for the Fund. The Board considered the impact of extraordinary market conditions during 2008 and 2009 on the Fund’s performance relative to its peer universe in light of, among other things, the Adviser’s strategy of generating current income through investments in higher quality (including insured) municipal bonds with longer maturities. The Board noted that the Adviser had restructured management of the municipal bond team and had implemented additional processes and tools designed to manage credit and interest rate risk. The Board concluded that appropriate actions are being taken by the Adviser to improve Fund performance and that additional time is required to evaluate the effectiveness of such actions.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates payable by the Fund (referred to as “management fees”). As part of its review, the Board considered the management fees and the Fund’s total expense ratio for the year ended September 30, 2009, as compared to a group of similarly managed funds selected by an independent data provider. The Board also considered factors that had an impact on Fund expense ratios, as identified by management in response to inquiries from the Contract Review Committee, as well as actions being taken to reduce expenses at the Eaton Vance fund complex level.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded that the management fees charged for advisory and related services are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and, if applicable, its affiliates in providing investment advisory and administrative services to the Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser in connection with its relationship with the Fund, including the benefits of research services that may be available to the Adviser as a result of securities transactions effected for the Fund and other investment advisory clients.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and the Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Fund, the structure of the advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and the Fund to continue to share such benefits equitably.

Eaton Vance Limited Maturity Municipal Income Funds

OFFICERS AND TRUSTEES

Officers	Trustees
Cynthia J. Clemson	Ralph F. Verni
President	Chairman

William H. Ahern, Jr.	Benjamin C. Esty
Vice President
Thomas E. Faust Jr.
Craig R. Brandon
Vice President	Allen R. Freedman

Thomas M. Metzold	William H. Park
Vice President
Ronald A. Pearlman
Adam A. Weigold
Vice President	Helen Frame Peters

Barbara E. Campbell	Heidi L. Steiger
Treasurer
Lynn A. Stout
Maureen A. Gemma
Secretary and Chief Legal Officer

Paul M. O’Neil
Chief Compliance Officer

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Investment Adviser
Boston Management and Research
Two International Place
Boston, MA 02110

Fund Administrator
Eaton Vance Management
Two International Place
Boston, MA 02110

Principal Underwriter*
Eaton Vance Distributors, Inc.
Two International Place
Boston, MA 02110
(617) 482-8260

Custodian
State Street Bank and Trust Company
200 Clarendon Street
Boston, MA 02116

Transfer Agent
PNC Global Investment Servicing
Attn: Eaton Vance Funds
P.O. Box 9653
Providence, RI 02940-9653
(800) 262-1122

Eaton Vance Limited Maturity Municipal Income Funds Two International Place Boston, MA 02110

* FINRA BrokerCheck. Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory
Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at
www.FINRA.org. The FINRA BrokerCheck brochure describing the program is available to investors at www.FINRA.org.

This report must be preceded or accompanied by a current prospectus or summary prospectus, if available. Before investing, investors should consider carefully a Fund’s investment objective(s), risks, and charges and expenses. The Funds’ current prospectus or summary prospectus, if available, contains this and other information about the Funds and is available through your financial advisor. Please read the prospectus carefully before you invest or send money. For further information please call 1-800-262-1122.

439-11/10	LNAMTSRC